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PROXY STATEMENT Table of Contents

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CASELLA WASTE SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

CASELLA WASTE SYSTEMS, INC.
25 Greens Hill Lane
Rutland, Vermont 05701

 NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
To be Held on October 14, 2008

To the stockholders of
        CASELLA WASTE SYSTEMS, INC.:

        The Annual Meeting of stockholders of Casella Waste Systems, Inc., a Delaware corporation, will be held on Tuesday, October 14, 2008 at 10:00 a.m., local time, at the Killington Grand Hotel, 228 East Mountain Road, Killington, Vermont 05751, for the purpose of considering and voting upon the following matters:

  1.
  To elect three Class II directors for the next three years and one Class I director for the next two years;

  2.
  To approve an amendment to the Company's 2006 Stock Incentive Plan;

  3.
  To ratify the appointment of Vitale, Caturano & Company, Ltd. as the independent registered public accounting firm of the Company for the current fiscal year; and

  4.
  To transact such other business as may properly come before the Annual Meeting, including any postponements or adjournments thereof.

        The Board of Directors has no knowledge of any other business to be transacted at the Annual Meeting.

        We have included a copy of the Company's annual report to stockholders for the fiscal year ended April 30, 2008 with the proxy statement that accompanies this notice of meeting. The annual report contains consolidated financial statements and other information of interest to you.

        Stockholders of record of Class A common stock and Class B common stock of the Company at the close of business on August 19, 2008 are entitled to receive this notice and to vote at the Annual Meeting.

        The Company urges you to attend the Annual Meeting in person. However, in order to make sure that you are represented at the Annual Meeting, we also urge you to complete, sign and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope.

By order of the Board of Directors,

August 28, 2008 Rutland, Vermont	John W. Casella Chairman and Chief Executive Officer

PROXY STATEMENT

CASELLA WASTE SYSTEMS, INC.
25 Greens Hill Lane
Rutland, Vermont 05701

PROXY STATEMENT

For the Annual Meeting of Stockholders
to be held October 14, 2008

GENERAL INFORMATION

About this Proxy Statement

        This proxy statement is furnished to you in connection with the solicitation of proxies by the Board of Directors of Casella Waste Systems, Inc. for the Annual Meeting of stockholders to be held on Tuesday, October 14, 2008 at 10:00 a.m., local time, at the Killington Grand Hotel, 228 East Mountain Road, Killington, Vermont 05751, including any postponements or adjournments thereof. You may obtain directions to the location of the Annual Meeting by contacting our Investor Relations Department, Casella Waste Systems, Inc., 25 Greens Hill Lane, Rutland, Vermont 05701, telephone (802) 775-0325.

        The notice of the Annual Meeting, this proxy statement, the Company's annual report to stockholders for the fiscal year ended April 30, 2008 and the enclosed proxy are being mailed to stockholders on or about September 10, 2008.

Important Notice Regarding the Availability of Proxy Materials
For the Annual Meeting of Stockholders to Be Held on October 14, 2008

This proxy statement and our 2008 annual report are available at www.casella.com.

 Voting of Proxies

        All shares held by stockholders who are entitled to vote and who are represented at the Annual Meeting by properly executed proxies received by the Company prior to or at the Annual Meeting will be voted in accordance with the instructions indicated on the proxy card, unless it is revoked prior to the vote. If a proxy card does not instruct the Company how to vote, the shares will be voted "FOR" approval of the proposals set forth in the notice of the Annual Meeting to which this proxy statement is attached.

        A proxy may be revoked before it is used to cast a vote. To revoke a proxy, a stockholder must:

  •
  file with the corporate secretary of the Company, at or before the taking of the vote, a written notice of revocation bearing a later date than the proxy;

  •
  duly execute a later dated proxy relating to the same shares and deliver it to the corporate secretary of the Company before the taking of the vote; or

  •
  attend the Annual Meeting and vote in person. Attendance at the Annual Meeting, if a stockholder does not vote, is not sufficient to revoke a proxy. If your shares are held in street name, you will need to obtain a proxy card from the holder of record in order to vote your shares at the Annual Meeting.

        Any written notice of revocation or subsequent proxy should be sent to the Company at the following address: Casella Waste Systems, Inc., 25 Greens Hill Lane, Rutland, Vermont 05701, Attention: Corporate Secretary.

        If a stockholder indicates on a proxy that the shares should be voted "FOR" approval of the matters presented at the Annual Meeting, the proxy will have discretion to vote the shares on any other matters which are properly presented at the Annual Meeting for consideration, including a motion to adjourn the Annual Meeting to another time or place for the purpose of soliciting additional proxies, unless a stockholder withholds authorization for the proxy to use his discretion.

 Stockholders Entitled to Vote

        The Company's Board of Directors has fixed August 19, 2008 as the record date for the determination of stockholders entitled to vote at the Annual Meeting. Only holders of record of the Company's voting stock at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting. On August 19, 2008, there were 24,549,662 shares of Class A common stock and 988,200 shares of Class B common stock outstanding and entitled to vote. Each share of Class A common stock entitles the record holder to one vote on each matter properly submitted for consideration at the Annual Meeting. Each share of Class B common stock entitles the record holder to ten votes on each matter properly submitted for consideration at the Annual Meeting.

Votes Required

        The presence, in person or by proxy, of shares representing a majority of the votes entitled to be cast at the Annual Meeting by the holders of Class A common stock and Class B common stock, voting together as a class, is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Shares of common stock present in person or represented by proxy, including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval, will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

        If a broker does not have discretionary voting authority to vote shares for which it is the holder of record as to a particular matter at the Annual Meeting, the shares, although they will be counted in determining whether a quorum is present, cannot be voted by the broker. Accordingly, these "broker non-votes" and any abstentions would have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast on a matter, but would be the equivalent of a "no" vote on any matter which requires the affirmative vote of a certain percentage of shares entitled to vote on a matter.

         Election of Directors.    The affirmative vote of the holders of shares representing a plurality of the votes cast by the holders of shares of Class A common stock and Class B common stock, voting together as a class, at the Annual Meeting is required for the election of each director nominee, other than Mr. Peters, who is the designee of the holders of Class A common stock. The affirmative vote of the holders of shares representing a plurality of the votes cast by the holders of Class A common stock at the Annual Meeting is required for the election of Mr. Peters. Shares represented by proxies received by the Board of Directors and not marked to withhold authority to vote for a nominee will be voted for the election of the nominee. If a stockholder properly withholds authority to vote for the nominee or abstains from voting, such stockholder's shares will not be counted toward the nominee's achievement of a plurality. Broker non-votes, if any, will also not be counted toward the nominee's achievement of a plurality.

         Other Matters.    The affirmative vote of the holders of common shares (voting together as a class) representing a majority of votes cast on a matter is required for approval of all other matters being submitted to the stockholders at the Annual Meeting. Abstentions and broker non-votes are not considered to have been voted for a matter and have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated. If any matter to be voted upon that is not discussed in this Proxy Statement is presented at the Annual Meeting upon which a vote may be properly taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as proxies in the proxy card.

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth information as of July 31, 2008 regarding the beneficial ownership of shares of the Company's voting stock by (a) each person or entity known by the Company to own beneficially more than 5% of the outstanding shares of any class of the Company's voting stock, (b) each director and director nominee of the Company, (c) each of the "named executive officers" of the Company, as described in the Summary Compensation Table below, and (d) the directors and executive officers of the Company as a group.

        Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, or SEC, and includes generally voting power and/or investment power with respect to securities. Shares of Class A common stock that an individual has a right to acquire within 60 days after July 31, 2008, including pursuant to options to purchase Class A common stock, Class B common stock convertible into Class A common stock and restricted stock units subject to vesting, are deemed outstanding for purposes of computing the percentage of beneficial ownership owned by the person or entity holding such security, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person or entity. Except as indicated by footnote, the Company believes that the persons named in this table, based on information provided by these persons, have sole voting and investment power with respect to the securities indicated. Unless otherwise indicated, the address of each executive officer and director of the Company is care of Casella Waste Systems, Inc., 25 Greens Hill Lane, Rutland, Vermont 05701.

        The "Total Ownership of Equity Securities" column reflects each listed individual's or entity's percent beneficial ownership with respect to all voting securities of the Company as of July 31, 2008. This column reflects the conversion of shares of Class B common stock into shares of Class A common stock of the Company. Holders of Class B common stock are entitled to ten votes for each share of Class B common stock that they beneficially own. Each share of Class B common stock is convertible at the discretion of the holder thereof into one share of Class A common stock. As of July 31, 2008, a total of 24,516,587 shares of the Company's Class A common stock were outstanding.

	Class A Common Stock		Class B Common Stock
					Total Ownership of Equity Securities (%)
Name of Beneficial Owner	# of Shares	% of Class	# of shares	% of Class
5% Stockholders
Buckhead Capital Management, Inc. (1)	3,053,304	12.5	—	—	12.0
Fidelity Management & Research Co. (2)	2,899,400	11.8	—	—	11.4
T. Rowe Price Associates, Inc. (3)	2,034,085	8.3	—	—	8.0
Franklin Advisers, Inc. (4)	1,759,846	7.2	—	—	6.9
Executive Officers and Directors
John W. Casella (5)	1,166,223	4.6	494,100	50.0	4.5
James W. Bohlig (6)	517,050	2.1	—	—	2.0
Paul A. Larkin (7)	24,628	*	—	—	*
Charles E. Leonard (8)	277,500	1.1	—	—	1.1
Richard A. Norris (9)	264,666	1.1	—	—	1.0
Michael K. Burke	—	—	—	—	—
James F. Callahan, Jr. (10)	30,000	*	—	—	*
Douglas R. Casella (11)	1,232,037	4.9	494,100	50.0	4.8
John F. Chapple III (12)	68,000	*	—	—	*
Joseph Doody (13)	17,500	*	—	—	*
James P. McManus (14)	10,000	*	—	—	*
Gregory B. Peters (15)	71,684	*	—	—	*
Executive officers and directors as a group (11 people) (16)	3,401,788	12.8	988,200	100.0	12.8

*
Represents less than 1% of the outstanding shares of the respective class of the Company's voting stock and/or less than 1% of total ownership of equity securities.

(1)
Information is as reported in a Schedule 13F filed with the SEC on July 14, 2008 by Buckhead Capital Management, Inc. The address of Buckhead Capital Management, Inc. is listed as 1545 Peachtree Street NE, Suite 550, Atlanta, Georgia 30309.

(2)
Information is as reported in a Schedule 13F filed with the SEC on May 14, 2008 by Fidelity Management & Research Co. The address of Fidelity Management & Research Co. is listed as 82 Devonshire Street, Boston Massachusetts 02109.

(3)
Information is as reported in a Schedule 13G filed with the SEC on February 14, 2008 by T. Rowe Price Associates, Inc. Consists of shares of Class A common stock owned by various individual and institutional investors, including T. Rowe Price Small Cap Value Fund, Inc., which owns 1,520,000 shares of Class A common stock representing 6.2% of the shares of Class A common stock outstanding, for which T. Rowe Price Associates, Inc. serves as investment adviser with power to direct investments and/or sole power to vote the shares of Class A common stock. For purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended, T. Rowe Price Associates, Inc. is deemed to be a beneficial owner of the Class A common stock; however, T. Rowe Price Associates, Inc. expressly disclaims that it is, in fact, the beneficial owner of such shares. The address of T. Rowe Price Associates, Inc. is listed as 100 E. Pratt Street, Baltimore, Maryland 21202.

(4)
Information is as reported in a Schedule 13F filed with the SEC on May 6, 2008 by Franklin Advisers, Inc. The address of Franklin Advisers, Inc. is listed as One Franklin Parkway, San Mateo, California 94403.

(5)
Includes (a) 139,666 shares of Class A common stock issuable upon the exercise of options within 60 days of July 31, 2008, (b) 80,530 shares of Class A common stock held in trust for the benefit of Mr. Casella's minor children, (c) 694 shares of Class A common stock held by Mr. Casella's wife, and (d) 494,100 shares of Class A common stock issuable at any time at the discretion of the holder upon the conversion of Class B common stock on a one-for-one basis.

(6)
Includes (a) 439,666 shares of Class A common stock issuable upon the exercise of options within 60 days of July 31, 2008 and (b) 8,000 shares of Class A common stock held in trust for the benefit of Mr. Bohlig's minor children.

(7)
Includes (a) 16,666 shares of Class A common stock issuable upon the exercise of options within 60 days of July 31, 2008 and (b) 2,198 restricted stock units which will vest on August 28, 2008.

(8)
Consists of 277,500 shares of Class A common stock issuable upon the exercise of options within 60 days of July 31, 2008.

(9)
Includes 259,666 shares of Class A common stock issuable upon the exercise of options within 60 days of July 31, 2008.

(10)
Consists of (a) 22,500 shares of Class A common stock issuable upon the exercise of options within 60 days of July 31, 2008 and (b) 7,500 shares of Class A common stock held by the James F. Callahan, Jr. 1998 Trust, of which Mr. Callahan and his wife are trustees.

(11)
Includes (a) 139,666 shares of Class A common stock issuable upon the exercise of options within 60 days of July 31, 2008, (b) 22,100 shares of Class A common stock held in trust for the benefit of Mr. Casella's minor children and (c) 494,100 shares of Class A common stock issuable at any time at the discretion of the holder upon the conversion of Class B common stock on a one-for-one basis.

(12)
Includes 67,000 shares of Class A common stock issuable upon the exercise of options within 60 days of July 31, 2008.

(13)
Consists of 17,500 shares of Class A common stock issuable upon the exercise of options within 60 days of July 31, 2008.

(14)
Consists of 10,000 shares of Class A common stock issuable upon the exercise of options within 60 days of July 31, 2008.

(15)
Includes 57,000 shares of Class A common stock issuable upon the exercise of options within 60 days of July 31, 2008.

(16)
Excludes Mr. Leonard as he was not an executive officer as of July 31, 2008. Includes (a) 1,446,830 shares of Class A common stock issuable upon the exercise of options or warrants within 60 days of July 31, 2008, and (b) 988,200 shares of Class A common stock issuable at any time at the discretion of the holders thereof upon the conversion of Class B common stock on a one-for-one basis.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires the Company's directors, executive officers and holders of more than 10% of the Company's common stock to file with the SEC initial reports of ownership and reports of changes in ownership of the Company's common stock and other equity securities. Based solely on a review of copies of reports filed pursuant to Section 16(a) and representations made by persons required to file such reports, the Company believes that during the fiscal year ended April 30, 2008 the Company's officers, directors and greater than ten percent owners timely filed all reports they were required to file under Section 16(a), except that three reports were filed late for Mr. Paul A. Larkin, two reports were filed late for Mr. Paul J. Meilinger and two reports were filed late for Mr. Michael K. Burke.

PROPOSAL 1—ELECTION OF DIRECTORS

        The Company has three classes of directors, currently consisting of three Class I directors, three Class II directors and three Class III directors. At each Annual Meeting, directors are elected for a full term of three years to succeed those whose terms are expiring. The terms of the three classes are staggered in a manner so that stockholders elect only one class annually. The three Class II directors are proposed for election this year to serve as members of the Board of Directors until the 2011 Annual Meeting of stockholders, or until their successors are elected and qualified. In addition, pursuant to provisions in the Company's certificate of incorporation and by-laws, the term of any director elected by the Board of Directors to fill a vacancy between Annual Meetings will last until the next Annual Meeting and until such director's successor has been elected and qualified, or until his earlier death, resignation and removal. As a result of those provisions, one Class I director, Michael K. Burke, who was elected by the Board of Directors after the 2007 Annual Meeting to fill a vacancy created by the resignation of D. Randolph Peeler, is proposed for election this year to serve as a member of the Board of Directors until the 2010 Annual Meeting of stockholders.

        Based on the foregoing, the persons named in the enclosed proxy will vote at the Annual Meeting to elect, as Class II directors, Messrs. James W. Bohlig, Gregory B. Peters and Joseph G. Doody, and as Class I director, Michael K. Burke, unless the proxy is marked otherwise. All of these nominees are currently members of the Board of Directors. Mr. Peters, the lead outside director, is the designee of the holders of the Class A common stock of the Company.

        Each of the nominees has indicated his willingness to serve, if elected; however, if any nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unable to serve if elected.

        The Board of Directors believes that the election of the director nominees is in the best interests of the Company and of its stockholders and therefore recommends that the Company's stockholders vote "FOR" this proposal.

        Set forth below for each director, including the director nominees, is information as of July 31, 2008 with respect to (a) his name and age, (b) his position and offices at the Company, (c) his principal occupation and business experience during at least the past five years, (d) his directorships, if any, of other publicly held companies and (e) the year he became a director of the Company.

Name	Age	Director Since	Principal Occupation, Other Business Experience During the Past Five Years and Other Directorships
Class II Director Nominees to be Elected at the Annual Meeting (terms expiring in 2011)
James W. Bohlig	62	1993

			Mr. Bohlig has served as Senior Vice President and Chief Development Officer since January 2008. Prior to this, Mr. Bohlig served as the President of the Company from July 2001 and Chief Operating Officer of the Company from 1993 until January 2008. From 1993 to July 2001, Mr. Bohlig also served as Senior Vice President of the Company. Mr. Bohlig is a licensed professional engineer. Mr. Bohlig holds a Bachelor of Science in Engineering and Chemistry from the U.S. Naval Academy, and is a graduate of the Columbia University Management Program in Business Administration.
Gregory B. Peters	62	1993
			Mr. Peters has served as managing general partner of Lake Champlain Capital Management, LLC, since April 2001. From April 1988 until March 2001, Mr. Peters served as managing general partner of Vermont Venture Capital Partners, L.P., which is the general partner of The Vermont Venture Capital Fund, L.P., a venture capital management Company. From July 1986 until March 2001, Mr. Peters also served as general partner of North Atlantic Capital Partners, L.P., which is the general partner of North Atlantic Venture Fund, L.P. From July 1986 to March 2001, Mr. Peters also served as Vice President of North Atlantic Capital Corporation, a venture capital management company. Mr. Peters holds a Bachelor of Arts from Harvard College and a Master of Business Administration from the Harvard Graduate School of Business Administration. Mr. Peters has been designated as the lead outside director of the board. * † # +
Joseph G. Doody	55	2004
			Mr. Doody has served as President, North American Delivery, Staples, Inc. since 1998. From 1974 to 1998, Mr. Doody held several managerial positions with the Eastman Kodak Company, serving in his last role as General Manager and Vice President, North America, Office Imaging. Mr. Doody earned his MBA at Simon School of Business, University of Rochester, and his BS in Economics from State University of New York at Brockport. *

Name	Age	Director Since	Principal Occupation, Other Business Experience During the Past Five Years and Other Directorships
Class III Directors (terms expiring in 2009)
John W. Casella	57	1993	Mr. Casella has served as chief executive officer of the Company since 1993. Mr. Casella also served as President of the Company from 1993 to July 2001. In July 2001, Mr. Casella was reelected chairman of the Board of Directors of the Company, a position he also held from 1993 to December 1999. In addition, Mr. Casella has been chairman of the Board of Directors of Casella Waste Management, Inc. since 1977. Casella Waste Management, Inc. is a wholly owned subsidiary of the Company. Mr. Casella is also an executive officer and director of Casella Construction, Inc., a company owned by Mr. Casella and Douglas R. Casella, which specializes in general contracting, soil excavation and related heavy equipment work and which performs landfill construction-related services for the Company. Mr. Casella has been a member of numerous industry-related and community service-related state and local boards and commissions, including the Board of Directors of the Associated Industries of Vermont, The Association of Vermont Recyclers, Vermont State Chamber of Commerce and the Rutland Industrial Development Corporation. Mr. Casella has also served on various state task forces, serving in an advisory capacity to the Governors of Vermont and New Hampshire on solid waste issues. Mr. Casella holds an Associate of Science in Business Management from Bryant & Stratton University and a Bachelor of Science in Business Education from Castleton State College. Mr. Casella is the brother of Douglas R. Casella.

Name	Age	Director Since	Principal Occupation, Other Business Experience During the Past Five Years and Other Directorships
John F. Chapple III	67	1994	Mr. Chapple was President and owner of Catamount Waste Services, Inc., a central Vermont hauling and landfill operation, which the Company purchased in May 1994, from August 1989 to July 1994. Mr. Chapple has been retired since 1995. *
James P. McManus	45	2005

			Mr. McManus has served as a member of our Board of Directors since August 2005. Since July 2007, Mr. McManus has been President and Chief Executive Officer of The Hinckley Company, a yacht manufacturer. From 2003 through June 2007, Mr. McManus was the chairman and chief executive officer of Zoots Corporation, a privately held operator of dry cleaning stores. From 1994 until 2003 Mr. McManus held several management positions with Aramark Corporation, most recently serving as President of its Business Services Group. Mr. McManus is a graduate of Yale University and holds a Masters of Business Administration from Harvard University. *
Class I Directors (terms expiring in 2010)
James F. Callahan, Jr.	64	2003
			Mr. Callahan has served as a member of our Board of Directors since March 2003. Mr. Callahan was an audit and business advisory partner of Arthur Andersen LLP, an independent public accounting firm, from 1975 to March 2000. While at Arthur Andersen, Mr. Callahan served clients in a number of industries, including manufacturing and mining businesses, electric and gas utilities and independent power producers. Mr. Callahan has been retired since March 2000. Mr. Callahan has been a member of various community service-related boards and currently serves on the Board of Trustees of the Massachusetts Department of Mental Retardation's Hogan Regional Center and is Trustee Emeritus of Bates College. Mr. Callahan is a graduate of Bates College and holds a Masters of Business Administration from the Graduate School of Management of Rutgers University. † +

Name	Age	Director Since	Principal Occupation, Other Business Experience During the Past Five Years and Other Directorships
Douglas R. Casella	52	1993	Mr. Casella has served as vice chairman of the Board of Directors of the Company since 1993. Mr. Casella founded Casella Waste Management, Inc. in 1975 and has served as its President since that date. Casella Waste Management, Inc. is a wholly owned subsidiary of the Company. Since 1989, Mr. Casella has served as President of Casella Construction, Inc., a company owned by Mr. Casella and John W. Casella, which specializes in general contracting, soil excavation and related heavy equipment work and which performs landfill-construction related services for the Company. Mr. Casella is the brother of John W. Casella.
Class I Director Nominee to be Elected at the Annual Meeting (term expiring in 2010)
Michael K. Burke	50	2008	Mr. Burke has served as a member of our Board of Directors since February 2008. Mr. Burke was the Executive Vice President and Chief Financial Officer of Intermagnetics General Corporation, a publicly traded medical device company, from December 2001 until its sale to Royal Philips Electronics in November 2006. Before joining Intermagnetics, Mr. Burke was Executive Vice President and Chief Financial Officer of HbT, Inc., a private company manufacturing on-site hydrogen generators for industrial markets and stationary & transportation hydrogen processors for the fuel cell market. Prior to joining HbT in May 2000, Mr. Burke was a Managing Director within the U.S. Investment Banking Department of CIBC Oppenheimer Corp. (now CIBC World Markets). Mr. Burke currently serves on the Board of Directors of the Albany Medical Center and the Board of Trustees of the Make-A-Wish Foundation. Mr. Burke has a B.A. in Economics from Lake Forest College, and a Graduate Certificate in Mergers and Acquisitions from The Wharton School. †

*
Member of the Compensation Committee
†
Member of the Audit Committee
#
Member of the Stock Plan Subcommittee
+
Member of the Nominations and Governance Committee

        See "Certain Relationships and Related Transactions" and "Security Ownership of Certain Beneficial Owners and Management" for additional information concerning members of the Board of Directors, including those who are nominees for election as directors.

        The holders of Class A common stock, voting separately as a class, are entitled to elect one director. Mr. Peters, a Class II director nominee, the lead outside director and a member of the Compensation Committee, Audit Committee, Nominations and Governance Committee and Stock Plan Subcommittee of the Board of Directors, has been nominated as the designee of the holders of Class A common stock to serve as a member of the Board of Directors until the 2011 Annual Meeting of stockholders.

        The employment agreements by and between the Company and each of Messrs. John W. Casella and James W. Bohlig provide that each such person shall be elected as a director of the Company. The Company has agreed to use its best efforts to assure each such person is elected as a director of the Company.

CORPORATE GOVERNANCE AND BOARD MATTERS

Corporate Governance Guidelines and Code of Business Conduct and Ethics

        The Company's Board of Directors has long believed that good corporate governance is important to ensure that the Company is managed for the long-term benefit of stockholders. This section describes key corporate governance policies and practices that the Company has adopted. Complete copies of the Nominations and Governance Committee Charter, Audit Committee Charter, Compensation Committee Charter, Corporate Governance Guidelines and Code of Business Conduct and Ethics described below are available on the Company's website at www.casella.com. Alternatively, you can request a copy of any of these documents by writing to the Company's secretary at Casella Waste Systems, Inc., 25 Greens Hill Lane, Rutland, Vermont 05701, Attn: Corporate Secretary.

        The Board has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of our Company and our stockholders. These guidelines, which provide a framework for the conduct of the Board's business, provide, among other matters, that:

  •
  the Board's principal responsibility is to oversee the management of our Company;

  •
  a majority of the members of the Board shall be independent directors;

  •
  the independent directors shall meet regularly in executive session;

  •
  directors have full and free access to management and, as necessary and appropriate, independent advisors;

  •
  new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and

  •
  at least annually, the Board and its committees will conduct a self-evaluation to determine whether they are functioning effectively.

Stock Ownership Guidelines

        The Board believes that each director should acquire and hold shares of Company stock in an amount that is meaningful and appropriate to such director. Accordingly, the Board has adopted stock ownership guidelines that require each non-employee director to attain a share ownership level of Company Class A common stock equal to four times the annual cash retainer paid to such director. Each non-employee director is required to attain such ownership levels not later than the later of (i) the third Annual Meeting following the Annual Meeting or (ii) the third Annual Meeting following the first Annual Meeting at which such non-employee director is elected to the Board.

Board of Directors Meetings and Attendance

        The Board of Directors met seven times during the fiscal year ended April 30, 2008 ("fiscal 2008"), either in person or by teleconference. During fiscal 2008, each director attended at least 75% of the aggregate of the number of meetings of the board and the number of meetings held by all committees on which he then served.

Director Attendance at Annual Meeting of Stockholders

        Messrs. John Casella, Douglas Casella, Peters and Callahan attended the 2007 Annual Meeting of stockholders. The Company encourages, but has no policy with respect to, attendance of directors at the Annual Meeting.

 Board Committees

        The Board of Directors has established three standing committees—Audit, Compensation, and Nominations and Governance—each of which operates under a charter that has been approved by the Board. In addition, the Compensation Committee has designated two of its members to serve on the Stock Plan Subcommittee.

        The Board of Directors has determined that all of the members of each of the board's standing committees and subcommittee are independent as defined under the rules of the NASDAQ Stock Market, including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Exchange Act. In addition, all of the members of the Audit Committee otherwise satisfy NASDAQ's eligibility requirements for Audit Committee membership.

  Audit Committee

        The purpose of the Audit Committee is to assist the Board of Directors' oversight of:

  •
  the integrity of the Company's financial statements;

  •
  the Company's compliance with legal and regulatory requirements;

  •
  the independent auditor's qualifications and independence;

  •
  the performance of the Company's internal audit function and independent registered public accounting firm; and

  •
  the risk management policies of the Company.

        The Audit Committee currently consists of Messrs. Burke, Callahan (Chair) and Peters. The Board of Directors has determined that Mr. Callahan is an "Audit Committee financial expert" as defined in Item 407(d) of Regulation S-K. The Audit Committee held six meetings during fiscal 2008. See "Report of the Audit Committee of the Board of Directors."

  Compensation Committee and Stock Plan Subcommittee

        The Compensation Committee's responsibilities include:

  •
  reviewing executive salaries;

  •
  administering any bonus, incentive compensation and stock incentive plans of the Company; and

  •
  approving the salaries and certain other benefits of the executive officers of the Company.

        The Stock Plan Subcommittee of the Compensation Committee grants stock options and other awards under the Company's stock incentive plans to executive officers.

        The members of the Compensation Committee are Messrs. Doody, Chapple, Peters and McManus (Chair). The members of the Stock Plan Subcommittee are Messrs. McManus and Peters. The Compensation Committee held nine meetings during fiscal 2008.

  Nominations and Governance Committee

        The Nominations and Governance Committee's responsibilities include:

  •
  identifying individuals qualified to become members of the Board of Directors;

  •
  recommending to the Board of Directors persons to be nominated for election as directors;

  •
  developing and recommending to the Board of Directors corporate governance principles applicable to the Company; and

  •
  evaluating the Board of Directors.

        The members of the Nominations and Governance Committee are Messrs. Callahan and Peters (Chair). The Nominations and Governance Committee held five meetings during fiscal 2008.

Board of Directors Determination of Independence

        Under NASDAQ rules, a director of the Company will only qualify as an "independent director" if, in the opinion of the Company's Board of Directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Company's Board of Directors has determined that none of Messrs. Burke, Callahan, Chapple, Doody, Peters or McManus has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an "independent director" as defined under Rule 4200(a)(15) of the NASDAQ Stock Market, Inc. Marketplace Rules.

        The independent members of the Board of Directors have designated Mr. Peters as the "lead outside director" of the Board of Directors. The lead outside director chairs meetings of the Company's independent directors, meets with any directors who are not adequately performing his or her duties as a member of the Board of Directors or any committee and facilitates communications between the chairman of the Board of Directors and other directors. The lead outside director also works with the chairman of the Board of Directors in preparing agendas for each meeting of the Board of Directors and consults with the chairman of the Board of Directors on matters relating to corporate governance and board performance.

Communicating with the Independent Directors

        The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The lead outside director, with the assistance of the Company's general counsel, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he or she considers appropriate.

        Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the lead outside director considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which the Company tends to receive repetitive or duplicative communications.

        Stockholders who wish to send communications on any topic to the Board should address such communications to: Board of Directors, c/o Corporate Secretary, Casella Waste Systems, Inc., 25 Greens Hill Lane, Rutland, Vermont 05701.

Compensation Committee Interlocks and Insider Participation

        None of our executive officers serves as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our board of directors or a compensation committee. None of the members of our compensation committee is an officer or employee of our company, nor have they ever been an officer or employee of our company.

Director Nominations Process

        The Nominations and Governance Committee acts under a written charter. The Company has posted a current copy of the charter on its website, which is located at www.casella.com. The process followed by the Nominations and Governance Committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the committee and the board.

        In considering whether to recommend any particular candidate for inclusion in the board's slate of recommended director nominees, the Nominations and Governance Committee applies the criteria set forth in the Company's corporate governance guidelines. These criteria include the candidate's integrity, business acumen, knowledge of the Company's business and industry, experience, diligence, absence of conflicts of interest and the ability to act in the interests of all stockholders. The committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. The Company believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the board to fulfill its responsibilities.

        Stockholders also have the right to directly nominate director candidates, without any action or recommendation on the part of the Nominations and Governance Committee or the Board of Directors, by following the procedures set forth under "Stockholder Proposals for the 2009 Annual Meeting." Candidates nominated by stockholders in accordance with these procedures will not be included in the Company's proxy card for the next Annual Meeting.

Compensation of Directors

        The form and amount of director compensation is determined by the Board in accordance with the policies and principles set forth below. The Compensation Committee conducts an annual review of the compensation of the Company's directors. The Compensation Committee understands that questions as to directors' independence may be raised if director compensation and perquisites exceed customary levels, if the Company makes substantial charitable contributions to organizations with which a director is affiliated or if the Company enters into consulting contracts or business arrangements with (or provides other indirect forms of compensation to) a director or an organization with which the director is affiliated.

Forms of Compensation

        The Board believes that directors should be incentivized to focus on long-term stockholder value. Including equity as part of director compensation helps align the interest of directors with those of the Company's stockholders.

        The Company seeks to attract exceptional talent to its Board. Therefore, the Company's policy is to compensate directors at least competitively relative to comparable companies. The Board believes that it is appropriate for the chairmen and members of the committees to receive additional compensation for their services in those positions.

        Cash Compensation—The Company reimburses non-employee directors for expenses incurred in attending Board of Directors and committee meetings. In addition, non-employee directors currently receive $6,250 for each fiscal quarter that the non-employee director continues to serve on the Board of Directors, $1,500 for each meeting of the Board of Directors that the non-employee director attends in person, $1,000 for each meeting of the Board of Directors that the non-employee director attends by telephone, $1,000 for each meeting of a committee or subcommittee of the Board of Directors that the non-employee director attends in person and $500 for each meeting of a committee or subcommittee of the Board of Directors that the non-employee director attends by telephone. The non-employee director serving as chairman of the Audit Committee receives $10,000 for each fiscal year and each non-employee director serving as a chairman of other committees of the Board of Directors receives $5,000 for each fiscal year.

        In addition to the compensation described above, Mr. Peters receives $18,750 for each fiscal quarter that he serves as the lead outside director of the Company.

        Equity-Based Compensation—Prior to the Annual Meeting, each non-employee director has received an option to purchase 7,500 shares of Class A common stock upon the non-employee director's initial election to the Board of Directors, and each incumbent non-employee director has received an additional option to purchase 7,500 shares of Class A common stock at the time of each Annual Meeting of stockholders of the Company, other than directors who were initially elected to the Board of Directors at the Annual Meeting or, if previously, at any time after the prior year's Annual Meeting of stockholders. Each such option is exercisable at a price per share equal to the fair market value of the Company's Class A common stock on the date of grant and vests in three equal annual installments, commencing on the first anniversary of the date of grant, provided that the non-employee director continues to serve as a member of the Board of Directors at the respective vesting date.

        Commencing with the Annual Meeting, the Board will grant restricted stock in lieu of the stock options described above. The annual grant of restricted stock will have a value on the date of grant of $50,000 and will vest over a period of three years, commencing on the first anniversary of the date of grant. The Board has adopted certain stock ownership guidelines for its non-employee directors as described above.

        The Company has also entered into or engaged in certain transactions with directors of the Company or affiliates of directors of the Company. See "Certain Relationships and Related Transactions."

        The following table provides compensation information for the fiscal year ended April 30, 2008, for each member of our Board of Directors who served in that capacity at any time during the 2008 fiscal year.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash	Option Awards (3)	Total
John W. Casella (1)	$—	$—	$—
James W. Bohlig (1)	$—	$—	$—
Douglas R. Casella (1)	$—	$—	$—
Gregory B. Peters	$128,500	$8,577	$137,077
Michael K. Burke (2)	$1,500	$1,773	$3,273
John F. Chapple III	$38,500	$8,577	$47,077
James F. Callahan, Jr.	$42,000	$8,577	$50,577
Joseph G. Doody	$39,500	$8,577	$48,077
James P. McManus	$36,750	$8,577	$45,327
D. Randolph Peeler (2)	$41,250	$—	$41,250

(1)
Directors who are officers or employees of Casella Waste Systems, Inc. do not receive any additional compensation to serve as directors or for attending meetings of the Board of Directors or its committees.

(2)
Mr. Peeler resigned from the Board effective February 28, 2008 and Mr. Burke was elected effective on such date.

(3)
Amounts shown do not reflect compensation actually received by the named director. Instead, the amounts shown are the dollar amounts recognized by us as compensation expense for financial reporting purposes in fiscal year 2008 for option awards pursuant to SFAS 123(R), excluding estimates of forfeitures related to service-based vesting conditions. These compensation expense amounts reflect option awards granted in fiscal year 2008. The assumptions used to calculate the value of option awards are set forth under Note 13 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended April 30, 2008. Options were granted at the fair market value as of the date of the grant, based upon the last reported sale price of the Class A common stock on the NASDAQ Stock Market. Option awards consist of nonqualified stock options granted under our 2006 Stock Incentive Plan. The options vest in equal, annual installments over the three year period following the date of grant, beginning on the first anniversary of the date of grant. The individual awards reflected in the compensation table above are summarized below.

Name	Grant Date	Number of Options	Grant Date Fair Value of Option Awards
Gregory B. Peters	10/10/07	7,500	$46,425
Michael K. Burke	2/28/08	7,500	$31,425
John F. Chapple III	10/10/07	7,500	$46,425
James F. Callahan, Jr.	10/10/07	7,500	$46,425
Joseph G. Doody	10/10/07	7,500	$46,425
James P. McManus	10/10/07	7,500	$46,425

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

        This section discusses the principles underlying our executive compensation policies and decisions and the most important factors relevant to an analysis of these policies and decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our executives and is intended to place in perspective the data presented in the tables and narrative that follow.

The Role of Our Compensation Committee

        The Compensation Committee of the Board of Directors, including its Stock Plan Subcommittee, administers bonus, incentive compensation and stock incentive plans of the Company, and approves the salaries and other benefits of the executive officers of the Company. In addition, the Compensation Committee consults with the Company's management regarding benefit plans and compensation policies and practices of the Company.

Objectives and Philosophy of Our Executive Compensation Program

        The Compensation Committee, including its Stock Plan Subcommittee, seeks to achieve three broad objectives in connection with the Company's executive compensation program. First, the Compensation Committee seeks to reward executives for the achievement of business objectives of the Company. Second, the executive compensation program is intended to provide executives with equity incentives so as to link a portion of the executive's compensation with the future performance of Class A common stock of the Company. Finally, the Compensation Committee structures its executive compensation program so as to enable it to attract and retain key executives.

        To ensure retention of qualified management, the Company has entered into employment agreements with each of its executive officers. The employment agreements establish annual base salary amounts that the Compensation Committee may increase. In determining base salaries for the executive officers, the Compensation Committee evaluates the executive's experience, length of service, historical salary level, responsibilities of the specific executive position and performance of the executive. In addition, the Compensation Committee assesses the Company's financial and operational performance for the prior fiscal year, taking into account general economic conditions and forecasts and the competitiveness of the Company's executive compensation program and executive compensation packages of comparable companies.

        The Compensation Committee also considers the payment of bonuses as part of its compensation program. In general, the Compensation Committee has tied potential bonus compensation to performance factors, including the executive officer's efforts and contributions towards obtaining Company objectives and the Company's overall growth.

        In making compensation decisions, the compensation committee compares our executive compensation against that paid by a peer group of publicly traded companies in the waste management industry developed by the committee. This peer group, which is periodically reviewed and updated by the committee, consists of companies the committee believes are generally comparable to our company and against which the committee believes we compete for executive talent. The companies included in this peer group for fiscal year 2008 were Waste Services, Inc. and Waste Connections, Inc. Waste Industries USA, Inc. became a privately-held company in May 2008 and accordingly will no longer be part of the Company's peer group.

        We compete with many other companies for executive personnel. Accordingly, the compensation committee generally targets overall compensation for executives near the median of compensation paid to similarly situated executives of the companies in the peer group. Variations to this general target may occur as dictated by the experience level of the individual and market factors.

Components of our Executive Compensation Program

        The primary elements of our executive compensation program are:

  •
  base salary;

  •
  annual cash incentive bonuses;

  •
  stock performance awards; and

  •
  severance and change-of-control benefits.

        We do not have any policy or target for allocating compensation between long-term and short-term compensation, between cash and non-cash compensation or among the different forms of non-cash compensation. Instead, the compensation committee determines subjectively what it believes to be the appropriate level and mix of the various compensation components.

Base Salary

        Base salary is used to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our executives. When establishing base salaries for fiscal 2008, the compensation committee considered the survey data of compensation in the peer group, as well as a variety of other factors, including the executive's experience, length of service, historical salary level and the responsibilities of the specific executive position and performance of the executive. In addition, the Compensation Committee assessed the Company's financial and operational performance for the prior fiscal year and the competitiveness of the Company's executive compensation program and executive compensation packages of comparable companies. Generally, we believe that executive base salaries should be targeted near the median of the range of salaries for executives in similar positions at comparable companies. The minimum base salary is mandated by our employment agreements with our executive officers.

        Base salaries are reviewed at least annually by our compensation committee, and are adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience.

Annual Cash Incentive Bonus

        The employment agreements of each of the executive officers provide that each of these employees will be eligible to receive a bonus consisting of cash, stock awards or a combination thereof in an amount, if any, to be determined by the Compensation Committee after the conclusion of each fiscal year.

        The annual cash incentive bonuses for executive officers are intended to compensate for the achievement of company strategic, operational and financial goals. Amounts payable under the annual cash incentive bonus plan are calculated as a percentage of the applicable executive's base salary. The fiscal 2008 bonus plan provided for the payment of a cash bonus based on the Company's EBITDA and free cash flow. An aggregate of 50% of the bonus to be paid upon the achievement of target EBITDA levels; and 50% to be paid upon the achievement of target free cash flow levels. A greater or lesser amount may be paid in the event the targets are exceeded or not met. The compensation committee approves the company goals and the formula for determining potential bonus amounts based on achievement of those goals. For fiscal 2008, the compensation committee determined that the corporate strategic, operational and financial targets had been partially met, and that accordingly the bonuses attributable to such targets were partially paid.

        The compensation committee works with the chief executive officer to develop corporate goals that they believe can be reasonably achieved with hard work over the next year.

Stock Awards

        The executive officers are also eligible to receive stock awards under the Company's stock incentive plans. The Stock Plan Subcommittee grants stock options and other awards under the Company's stock incentive plans to the executive officers. Historically, the use of stock options has been a significant element of the compensation packages of the Company's executive officers. The stock options we have granted to our executives vest in equal, annual installments over a three or four year period of the ten-year option term, beginning on the first anniversary of the date of grant. Exercise rights generally cease shortly after termination of employment except in the case of death or disability, although in certain circumstances the exercise period may be extended if the Compensation Committee believes the extension is in the best interest of the Company. In fiscal 2008, the Compensation Committee extended the exercise periods for Messrs. Norris and Leonard in connection with their changes of status with the Company. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents. It has been the policy of the Stock Plan Subcommittee to set the exercise price of the stock options at a price that is at least equal to the fair market value of a share of Class A common stock of the Company as of the date of grant.

        Commencing in fiscal 2009, the Compensation Committee has determined that the grant of performance stock units would serve as a more effective equity incentive program than stock options. These performance stock units, each of which represents a share of Class A common stock, are subject to vesting, based on the attainment by the Company of a targeted average annual return on assets over a three year period. The performance stock units will vest in full upon a change of control of the Company. The grant of new stock awards depends upon a number of factors, including the executives' current stock and stock option holdings and such other factors as the Stock Plan Subcommittee deems relevant.

        The Compensation Committee reviews all components of the executive's compensation when determining annual equity awards to ensure that an executive's total compensation conforms to our overall philosophy and objectives. We intend that the annual aggregate value of these awards will be set near median levels for companies in our compensation peer group.

        In fiscal 2008, Mr. Casella, Mr. Bohlig, and Mr. Norris were each granted 14,000 stock options. In granting these stock options, the Stock Plan Subcommittee considered the Company's achievement of financial and operational performance goals. In accordance with his employment agreement, Mr. Larkin was granted 50,000 stock options and 10,866 restricted stock units upon the commencement of his employment. The restricted stock units vest at the end of six months from the date of grant.

 Benefits and Other Compensation

        We maintain broad-based benefits that are provided to all employees, including health and dental insurance, life and disability insurance and a 401(k) plan. The Company contributes fifty cents for every dollar an employee invests in the 401(k) plan up to a maximum Company match of one thousand dollars per calendar year. Executives are eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees.

Severance and Change-of-Control Benefits

        Pursuant to employment agreements we have entered into with our executives, our executives are entitled to specified benefits in the event of the termination of their employment under specified circumstances, including termination following a change of control of our company. We have provided more detailed information about these benefits, along with estimates of their value under various circumstances, under the caption "—Potential Payments Upon Termination or Change of Control" below.

Compliance with Internal Revenue Code Section 162(m)

        The Internal Revenue Service, pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction for compensation in excess of $1,000,000 paid to our chief executive officer and to each other officer (other than the chief executive officer and chief financial officer) whose compensation is required to be reported to our stockholders pursuant to the Exchange Act by reason of being among our three most highly paid executive officers. Certain compensation, including qualified performance-based compensation, may be deducted if certain requirements are met. The Compensation Committee, including its Stock Plan Subcommittee, reviews the potential effect of Section 162(m) periodically and uses its judgment to authorize compensation payments that may be in excess of the limit when it believes such payments are appropriate and in the best interests of the Company's stockholders, after taking into consideration changing business conditions and the performance of the Company's employees. In fiscal 2009, the Compensation Committee authorized the grant of performance stock units in lieu of stock options. The potential compensation arising from the grant of these units to executive officers would be subject to the limitations effected by Section 162(m). The intent of the amendment to the 2006 Stock Incentive Plan set forth in Proposal 2 of this Proxy Statement is to cause the compensation effect of future grants of performance stock units to be deductible as qualified performance based compensation, which is not subject to the $1,000,000 limitation of Section 162(m).

REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Company's management. Based on this review and discussion, the Compensation Committee recommended to the Company's Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

                      By the Compensation Committee of the Board of
                      Directors of Casella Waste Systems, Inc.
                      John F. Chapple III*
                      Joseph G. Doody
                      James P. McManus, Chair
                      Gregory B. Peters

*
D. Randolph Peeler served on the Compensation Committee from May 1, 2007 until his resignation from the Board of Directors of the Company on February 28, 2008 and Mr. Chapple was elected effective August 29, 2007. Mr. Peeler did not participate in the preparation or review of this report.

 SUMMARY COMPENSATION TABLE

        The following table sets forth information regarding compensation earned by our chief executive officer, our chief financial officer and all other executive officers during our fiscal year ended April 30, 2008. We refer to these executive officers as our "named executive officers" elsewhere in this proxy statement.

Name and Principal Position	Fiscal Year	Salary	Bonus	Option Award Compensation (1)	Stock Award Compensation (1)	All Other Compensation (2)	Total
John W. Casella	2007	$340,591	$23,841	$33,737	$—	$7,785	$405,954
Chief Executive Officer	2008	$350,809	$196,576	$59,904	$—	$7,653	$614,942
James W. Bohlig	2007	$324,991	$22,749	$33,737	$—	$7,800	$389,277
Senior Vice President	2008	$334,741	$187,572	$59,904	$—	$7,800	$590,017
and Chief Development
Officer
Paul A. Larkin (3)	2008	$86,970	$202,299	$122,118	$66,411	$2,423	$480,221
President and
Chief Operating
Officer
Charles E. Leonard (3)	2007	$283,629	$19,854	$8,434	$—	$—	$311,917
Senior Vice President,	2008	$219,103	$146,069	$10,331	$—	$129,703	$505,206
Solid Waste Operations
Richard A. Norris (4)	2007	$271,811	$19,027	$33,737	$—	$750	$325,325
Senior Vice President	2008	$203,310	$—	$59,904	$—	$240,083	$503,297
and Chief Financial
Officer

(1)
Amounts shown do not reflect compensation actually received by the named executive officer. Instead, the amounts shown are the dollar amounts recognized by us as compensation expense for financial reporting purposes in 2008 for equity compensation awards pursuant to SFAS 123(R), excluding estimates of forfeitures related to service-based vesting conditions. Although the amounts shown do not reflect estimated forfeitures, the amounts actually recognized in our financial statements are reduced for estimated forfeitures pursuant to SFAS 123(R). These compensation expense amounts reflect equity compensation awards granted in fiscal years 2007 and 2008. The assumptions used to calculate the value of option awards are set forth under Note 13 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended April 30, 2008. The individual awards reflected in the summary compensation table are summarized below:

Name	Grant Date	Number of Options	Number of Restricted Stock Units	Value of Awards Pursuant to SFAS 123(R) - Fiscal Year 2007		Value of Awards Pursuant to SFAS 123(R) - Fiscal Year 2008
John W. Casella	7/6/06 7/23/07	30,000 14,000	— —		$33,737 —	$ $	41,322 18,582
James W. Bohlig	7/6/06 7/23/07	30,000 14,000	— —	$ $	33,737 —	$ $	41,322 18,582
Paul A. Larkin	1/9/08 1/22/08 2/28/08	50,000 — —	— 8,688 2,198	$ $ $	— — —	$ $ $	122,118 58,579 7,832
Charles E. Leonard	7/6/06 7/23/07	30,000 14,000	—		$8,434		$10,331
Richard A. Norris	7/6/06 7/23/07	30,000 14,000	— —	$ $	33,737 —	$ $	41,322 18,582
(2)
Includes (a) $750 in matching contributions paid by the Company to our 401(k) Plan on behalf of Messrs. Casella and Norris, (b) in the case of Messrs. Casella and Bohlig, an additional amount constituting life insurance premiums paid by the Company, (c) for Mr. Larkin other compensation includes car allowance payments (d) for Mr. Leonard other compensation includes severance, vacation and the value of his company owned vehicle, all received in accordance with his Severance Agreement, General Release and Consulting Agreement, dated January 23, 2008, and (e) for Mr. Norris other compensation includes a stay bonus, the value of his company-owned vehicle and consulting fees, all received in accordance with the Employment Agreement, General Release and Noncompete Agreement, dated January 23, 2008.

(3)
Mr. Larkin joined the Company in January 2008 and Mr. Leonard's employment with the Company terminated in January 2008. In connection with his departure from the Company, Mr. Leonard entered into a severance agreement with the Company described under the section "Potential Payments Upon Termination or Change in Control."

(4)
In connection with Mr. Norris's retirement from his position as Senior Vice President and Chief Financial Officer, Mr. Norris entered into an amended employment agreement with the Company described under the section "Potential Payments Upon Termination or Change in Control."

GRANTS OF PLAN BASED AWARDS

        The following table sets forth information regarding grants of awards made to our named executive officers during the fiscal year ended April 30, 2008.

Name	Grant Date		Number of Securities Underlying Options	Number of Securities Underlying Restricted Stock Units	Exercise or Base Price of Option Award ($/Sh) (1)		Grant Date Fair Value of Awards (3)
John W. Casella	7/23/07		14,000	—		$11.01		$72,349
James W. Bohlig	7/23/07		14,000	—		$11.01		$72,349
Paul A. Larkin	1/9/08 1/22/08 2/28/08	(2) (2)	50,000 — —	— 8,688 2,198	$ $ $	12.96 — —	$ $ $	280,514 100,000 22,991
Charles E. Leonard	7/23/07		14,000	—		$11.01		$72,349
Richard A. Norris	7/23/07		14,000	—		$11.01		$72,349

(1)
Stock option awards were granted at exercise prices equal to the fair market value as of the date of the grant, based upon the last reported sale price of the Class A common stock on the NASDAQ Stock

  Market. Option awards consist of nonqualified and incentive stock options granted under our 1997 Stock Incentive Plan and incentive stock options granted under our 2006 Stock Incentive Plan. Stock options vest in equal, annual installments over the three-year period following the date of grant, beginning on the first anniversary of the date of grant.

(2)
Restricted stock units granted to Mr. Larkin vest at the end of six months from the date of grant.

(3)
The value of a stock option award is based on the fair value as of the grant date of such award determined pursuant to SFAS 123(R), and disregards estimates of forfeitures related to service-based vesting conditions. The value of a restricted stock unit is based on the fair market value as of the grant date of the Class A common stock underlying the award.

 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

        The following table summarizes outstanding unexercised options and restricted stock units that have not vested and related information for each of our named executive officers as of April 30, 2008.

	Option Awards (1)					Stock Awards (1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($/Sh.)		Option Expiration Date	Number of Restricted Stock Units That Have Not Vested	Market Value of Restricted Stock Units That Have Not Vested
John W. Casella	30,000 30,000 30,000 30,000 7,500 —	22,500 14,000	$ $ $ $ $ $	8.65 9.12 13.28 12.00 13.00 11.01	7/31/12 6/18/13 6/28/14 6/30/15 7/6/16 7/23/17
James W. Bohlig	150,000 150,000 150,000 30,000 30,000 30,000 30,000 7,500 —	22,500 14,000	$ $ $ $ $ $ $ $ $	27.00 15.56 8.69 8.65 9.12 13.28 12.00 13.00 11.01	5/27/08 9/15/09 5/10/10 7/31/12 6/18/13 6/28/14 6/30/15 7/6/16 7/23/17
Paul A. Larkin	16,666	33,334		$12.96	1/9/18	10,886	$116,045
Charles E. Leonard	150,000 30,000 30,000 30,000 30,000 7,500		$ $ $ $ $ $	10.60 8.65 9.12 13.28 12.00 13.00	6/18/11 7/31/12 6/18/13 6/28/14 6/30/15 7/6/16
Richard A. Norris	120,000 30,000 30,000 30,000 30,000 7,500 —	22,500 14,000	$ $ $ $ $ $ $	11.00 8.65 9.12 13.28 12.00 13.00 11.01	7/17/10 7/31/12 6/18/13 6/28/14 6/30/15 7/6/16 7/23/17

(1)
The options vest in equal, annual installments over a three or four year period, beginning on the first anniversary of the date of grant. Restricted stock units issued to Mr. Larkin vest at the end of six months from the date of grant.

OPTION AND STOCK AWARD EXERCISES

        There were no stock option exercises or stock awards vested for any of our named executive officers during fiscal year 2008.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Employment Agreements

        Each of John W. Casella, James W. Bohlig, Paul A. Larkin and Richard A. Norris has an employment agreement with the Company. The employment agreements of each of Mr. Casella and Mr. Bohlig commenced as of December 8, 1999. Mr. Norris' and Mr. Larkin's employment agreements commenced, respectively, as of July 20, 2001 and January 9, 2008. Each of Messrs. Casella's, Bohlig's and Larkin's agreement has an initial term of three years from the respective commencement date and is automatically renewable for additional terms of one year unless terminated by either party pursuant to the terms of the agreement. Mr. Bohlig's employment agreement was amended on January 8, 2008 to extend the initial term to three years from the date of the amendment. Messrs. Casella, Bohlig and Larkin are each entitled to a specified annual base salary and a cash bonus in an amount, if any, determined by the Compensation Committee of the Company's Board of Directors prior to the conclusion of each fiscal year, and to a severance package upon the termination of their respective employment. Each of Messrs. Casella, Bohlig and Larkin is also entitled to a bonus consisting of stock options, in an amount, if any, determined by the Stock Plan Subcommittee of the Board of Directors, prior to the conclusion of each fiscal year during the term of their respective agreements. In addition, the Company has agreed to use its best efforts to assure that Mr. Casella and Mr. Bohlig are each elected as a director of the Company.

        Pursuant to their agreements, in fiscal 2008, the annual base salary of Mr. Casella was $350,809, the annual base salary of Mr. Bohlig was $334,741 and the annual base salary of Mr. Larkin was $280,000.

        Messrs. Casella and Bohlig each also agreed not to compete with the Company for a period of two years after the termination of their respective employment terms within 300 miles of any facility operated by the Company during such term of employment. Mr. Larkin agreed not to compete with the Company for a period of one year after termination of employment within 100 miles of any facility operated by the Company during his term of employment. In addition, Messrs. Casella and Bohlig each also agreed that during this two-year period, they will not solicit the Company's customers or accounts or other employees. Mr. Larkin agreed that for a one-year period, he will not solicit the Company's customers or accounts or other employees. In the event that Mr. Casella or Mr. Bohlig were to terminate their employment voluntarily, and as a result are not entitled to severance, the non-compete would not apply unless the Company continues to pay their base salary and any termination benefits or payments required under their agreements.

        In the event of a termination of either of Mr. Casella's or Mr. Bohlig's employment without cause, the Company will be required to pay the respective officer an amount equal to (a) three times the sum of (i) his highest base salary paid under the agreement and (ii) the higher of the most recent bonus paid to such officer under his agreement or 50% of his base salary immediately prior to such termination; plus (b) an amount in cash equal to the value of any accrued but unpaid base salary, bonus and vacation pay. In addition, the officer will continue to receive healthcare and other benefits for a period of three years from the date of termination. In the event that Mr. Casella or Mr. Bohlig terminates his employment with the Company for good reason in which specified events occur which affect the terms of the respective officer's employment, he will receive the maximum payments described in the preceding two sentences plus an additional payment intended to compensate him for excise taxes payable in connection with the severance payments.

        In the event of a termination of Mr. Larkin's employment without cause, the Company will be required to pay him an amount equal to (a) (i) six months of the highest base salary paid to Mr. Larkin prior his termination and (ii) the most recent bonus paid to Mr. Larkin prior to termination; plus (b) an amount in cash equal to any accrued but unpaid base salary, bonus and vacation pay.

        Any stock options issued by the Company to Mr. Larkin would become exercisable in full upon termination without cause. In the event that Mr. Larkin terminates his employment with the Company following a change of control of the Company in which specified events occur which affect the terms of his employment, he will receive his respective severance and payments described above, plus an additional payment intended to compensate him for excise taxes payable in connection with the severance payments.

        For purposes of each agreement discussed above, "cause" means the discharge of the employee resulting from (a) a conviction of a crime involving the Company; (b) an act or omission which has a material adverse effect on the Company; (c) fraud, misappropriation or embezzlement; or (d) the breach of confidentiality, non-competition or other material obligations by the employee.

        For the purposes of each agreement discussed above, "good reason" means the occurrence of (a) a change in control, accompanied by, or followed within the twelve-month period after a change in control by (b) (i) the assignment to the employee of any duties inconsistent with his status prior to the change in control or which require travel significantly more time-consuming than that required at commencement of the agreement, or (ii) a material adverse alteration in the nature or status of the employee's responsibilities from those provided in the agreement or the transfer of a significant portion of such responsibilities to one or more other persons, or (iii) a material diminution in the employee's compensation.

        In connection with the retirement of Richard A. Norris from his position as Senior Vice President and Chief Financial Officer, the Company and Mr. Norris modified the terms of his employment arrangements by an agreement signed on January 23, 2008, and an amendment thereto dated March 23, 2008 solely extending the term of the agreement. The agreement provides for the part-time employment of Mr. Norris for a term of thirty months commencing on January 1, 2008 and ending on June 30, 2010. The terms of the agreement provides for a "stay bonus" of $150,000, $50,000 for each year of the agreement, payment for hours actually expended by Mr. Norris in excess of 30 hours per week at a rate of $140 per hour, title to his company-owned vehicle and continuation of his benefit plans. In addition, Mr. Norris will remain eligible for stock options which will continue to vest. Mr. Norris agreed not to compete with the Company for a period of one year after the term of his employment agreement within 100 miles of any facility operated by the Company during such term of employment. He also agreed that during this one-year period, he would not solicit the Company's customers or accounts or other employees.

        In connection with the termination of Charles E. Leonard from his position of Senior Vice President, Solid Waste Operations, the Company and Mr. Leonard entered into a Severance Agreement, General Release and Consulting Agreement dated January 23, 2008 in which, Mr. Leonard will receive cash severance payments equal to the highest base salary paid to Mr. Leonard prior to the date of his separation (less any taxes and other withholdings), to be paid on a bi-weekly basis for fifteen months. In addition, Mr. Leonard will receive the title to his company-owned vehicle and continuation of group medical insurance pursuant to the Federal "COBRA" law, with all premiums to be paid by the Company on behalf of Mr. Leonard for a fifteen-month period. In addition Mr Leonard will receive one-hundred percent (100%) of his annual bonus (50% of base salary), and any accrued vacation payable. Mr. Leonard provided a general release and will provide consulting services through April 30, 2009. Mr. Leonard agreed not to compete with the Company within 100 miles of any facility operated by the Company or solicit the Company's customers or accounts or other employees until April 30, 2009.

 SUMMARY OF POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

	Termination without Cause				Voluntary Resignation
	Cash Payments (1)	Value of Benefits (2)	Value of Options with Accelerated Vesting	Value of Stock with Accelerated Vesting	Cash Payments
John W. Casella	$1,249,002	$70,016	$—	$—	$—
James W. Bohlig	$1,191,796	$70,061	$—	$—	$—
Paul A. Larkin	$242,299	$7,747	$—	$—	$—
Charles E. Leonard	$365,172	$51,348	$—	$—	$—
Richard A. Norris	$300,000	$62,755	$—	$—	$—

	Immediately upon a Change in Control		Termination for Good Reason (4)
	Value of Options with Accelerated Vesting (3)	Value of Stock with Accelerated Vesting	Cash Payments (1)	Value of Benefits (2)	Value of Options with Accelerated Vesting (3)	Value of Stock with Accelerated Vesting
John W. Casella	$—	$—	$1,249,002	$70,016	$—	$—
James W. Bohlig	$—	$—	$1,191,796	$70,061	$—	$—
Paul A. Larkin	$—	$—	$242,299	$7,747	$—	$—
Charles E. Leonard	$—	$—	$—	$—	$—	$—
Richard A. Norris	$—	$—	$—	$—	$—	$—

(1)
The amounts in this column reflect a lump sum payment, as described above, equal to a multiple of annual base salary in effect on April 30, 2008, and, except for Mr. Leonard, a bonus amount equal to 50% of the base salary for the named executive officer.

(2)
The amounts in this column reflect payments for monthly COBRA premiums for continued health and dental coverage as well as payments for life insurance and disability insurance premiums as of April 30, 2008. For Mr. Casella and Mr. Bohlig payment of these benefits will continue for a period of three years and for Mr. Larkin, a period of six months from the date of termination.

(3)
The amounts in this column for Mr. Larkin are calculated based on the difference between $10.66, the closing market price per share of our common stock on April 30, 2008, and the exercise price per share of $12.96 for the options subject to accelerated vesting. As the exercise price per share exceeds the closing market price per share the value associated with accelerated vesting is $0.00.

(4)
The January 8, 2008 amendment of Mr. Bohlig's employment agreement provides that in the event employment is terminated by him in the initial three-year term for certain enumerated events constituting "qualified good reason", he would be entitled to receive the higher of an amount equal to his base salary payable through the remainder of the initial term, or the sum of 18 months base salary, and any bonus earned and accrued for the period prior to such termination. The amendment also provides that during the agreement term, the company will continue to fund the existing whole life insurance policy held in Mr. Bohlig's name. Potential cash payments under the "qualified good reason" provision of Mr. Bohlig's agreement are estimated at $689,684 and benefits at $35,031.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The Company has adopted written policies and other established procedures regarding approval of transactions between the Company and any employee, officer, director and other related persons, including those required to be reported under Item 404 of Regulation S-K. The policy calls for related party transactions to be reviewed and, if deemed appropriate, approved by the Board's Audit Committee.

        The Company engages Casella Construction, Inc., a company owned by John W. Casella, the Company's chief executive officer and chairman of the Board of Directors, and Douglas R. Casella, vice chairman of the Board of Directors of the Company, to provide construction services for the Company, including construction, closure and capping activities at the Company's landfills. In fiscal 2008, the Company paid Casella Construction, Inc. an aggregate of $10,682,502. From May 1, 2008 (the beginning of fiscal 2009) to July 31, 2008, the Company paid Casella Construction, Inc. an aggregate of $1,690,169.

        The Company is party to two real estate leases with Casella Associates, a Vermont partnership owned by John W. Casella and Douglas R. Casella, relating to facilities occupied by the Company. The leases, relating to the Company's corporate headquarters in Rutland, Vermont and its Montpelier, Vermont facility, were renewed in April 2008 and provide for aggregate monthly payments of $24,946 and expire in April 2013. These leases have been classified by the Company as capital leases for financial reporting purposes.

        From 1977 to 1992, the Company operated an unlined landfill located in Whitehall, New York owned by Bola, Inc., a corporation owned by John W. Casella and Douglas R. Casella, which operated as a single-purpose real estate holding company. The Company paid the cost of closing this landfill in 1992, and has agreed to pay all post-closure obligations. In fiscal 2008, the Company paid an aggregate of $8,175 pursuant to this arrangement. As of April 30, 2008, the Company had accrued $118,840 for costs related to those post-closure obligations.

        On March 2, 2000, the Company made a loan to Mr. Bohlig. The terms of the loan provide for the payment of interest upon demand. The loan has no fixed repayment terms. Interest on the loan accrues monthly at the prime rate (5.0% at April 30, 2008) and is adjusted on a monthly basis. The Company's loan to Mr. Bohlig was in the aggregate principal amount of $400,000. On November 28, 2000, the Company made an additional loan to Mr. Bohlig. The terms of this loan are identical to the terms of the earlier loan. This loan to Mr. Bohlig was in the aggregate principal amount of $616,000. As of July 31, 2008, $1,109,182 was outstanding under these loans which was the largest aggregate amount of indebtedness outstanding under these loan since the beginning of fiscal 2008. A principal payment of $275,000 was paid in fiscal 2008 on these loans.

        The Company has also entered into employment agreements with each of the executive officers of the Company. See "Employment Agreements."

 REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        The Audit Committee of the Company's Board of Directors is composed of three members and acts under a written charter approved on September 24, 2003. All of the members of the Audit Committee are independent as defined by the rules of the NASDAQ Stock Market that apply to the Company and otherwise satisfy NASDAQ's eligibility requirements for Audit Committee membership. The Audit Committee held six meetings during fiscal 2008.

        The Audit Committee has reviewed the Company's audited financial statements for the fiscal year ended April 30, 2008 and has discussed these financial statements with the Company's management and the Company's independent auditors.

        The Audit Committee has also received from and discussed with the Company's independent auditors various communications that the Company's independent auditors are required to provide to the Audit Committee, including the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

        Statement on Auditing Standards No. 61 requires the Company's independent auditors to discuss with the Company's Audit Committee, among other things, the following:

  •
  Methods to account for significant unusual transactions;

  •
  The effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

  •
  The process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of those estimates; and

  •
  Disagreements, if any, with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

        The Company's independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T. The Audit Committee has discussed with the independent auditors their independence from the Company.

        Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to the Company's board of directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended April 30, 2008.

By the Audit Committee of the Board of Directors of Casella Waste Systems, Inc. Michael K. Burke* James F. Callahan, Jr., Chair Gregory B. Peters

*
D. Randolph Peeler served on the audit committee from May 1, 2007 until his resignation from the board of directors of the company on February 28, 2008 and Mr. Burke was elected effective on such date. Mr. Peeler did not participate in the preparation or review of this report.

 Audit Fees and Other Matters

        The following table summarizes the fees of Vitale, Caturano & Company, Ltd., our independent registered public accounting firm for the fiscal years ended April 30, 2007 and April 30, 2008, billed to us for each of the last two fiscal years for audit services and other services:

Fee Category	Fiscal 2008	Fiscal 2007
Audit Fees (1)	$920,459	$875,237
Tax Fees (2)	41,000	20,000

Total Fees	$961,459	$895,237

(1)
Audit fees consist of fees for the audit of our financial statements, the audit of our internal control over financial reporting, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements.

(2)
Tax fees consist of fees for tax return preparation and consulting.

Pre-Approval Policies and Procedures

        The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by the Company's independent registered public accounting firm. This policy generally provides that the Company will not engage its independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee.

        The Audit Committee pre-approved 100% of the audit and non-audit services performed by the Company's independent registered public accounting firm in fiscal 2008. No services were approved pursuant to the de minimis exception to the Audit Committee pre-approval requirements.

PROPOSAL 2—APPROVAL OF AMENDMENT TO THE 2006 STOCK INCENTIVE PLAN
OF THE COMPANY

        At the 2008 Annual Meeting, stockholders will be asked to approve an amendment to the Company's 2006 Stock Incentive Plan (the "2006 Plan"). The amendment is intended to comply with the deductibility requirements of 162(m) of the Internal Revenue Code (the "Code") with respect to performance-based compensation. The amendment to the 2006 Plan specifies the objective performance measures which the Compensation Committee may use as the basis for granting, vesting and/or paying of compensation. If the amendment is not approved then the terms of this amendment will not go into effect. In such event the Board will consider appropriate arrangements to adopt based on its assessment of the Company's needs. The amendment also effects certain other changes to comply with Section 409A and 162(m) of the Code.

        The 2006 Plan was approved by stockholders on October 10, 2006. The purpose of the 2006 Plan is to advance the interests of the Company's stockholders by enhancing the ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to align their interests with those of the Company's stockholders.

        Up to an aggregate amount equal to the sum of: (i) 1,275,000 shares of Class A Common Stock (subject to adjustment in the event of stock splits and other similar events) (of which 275,000 are reserved for issuance to non-employee directors as described in "Plan Benefits" below) plus (ii) such additional number of shares of Class A Common Stock as were, at the date of adoption of the 2006 plan, subject to options granted under the Company's 1993 Incentive Stock Option Plan, 1994 Non-statutory Stock Option Plan, 1996 Stock Option Plan, and Amended and Restated 1997 Stock Incentive Plan (the "Terminated Plans") which were not actually issued under the Terminated Plans because such options expired or otherwise resulted in shares not being issued, may be issued pursuant to awards granted under the 2006 Plan.

        The board believes that the amendment is in the best interests of shareholders and recommends a vote FOR this proposal.

        The following summary is qualified in its entirety by reference to the 2006 Plan as amended, a copy of which is attached to the electronic copy of this Proxy Statement filed with the SEC and may be accessed from the SEC's home page (www.sec.gov). In addition, a copy of the 2006 Plan may be obtained from the Secretary of the Company.

Description of the Amendment

        1.     Section 9 the Corporation's 2006 Stock Incentive Plan is hereby amended by adding to the end of the first sentence the following:

        "and Awards providing cash bonuses based solely on achievement of the performance goals set forth in Section 11(i)."

        2.     Section 11(i)(1) of the Corporation's 2006 Stock Incentive Plan is hereby amended and restated in its entirety to read as follows:

        "(1) Grants.    Restricted Stock Awards and Other Stock Unit Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 11(i) ("Performance Awards"). With respect to Other Stock Unit Awards providing a cash bonus, the maximum amount of such cash bonus paid to any Participant in any fiscal year shall not exceed $2,000,000."

        3.     Section 11(i)(3) of the Corporation's 2006 Stock Incentive Plan is hereby amended and restated in its entirety to read as follows:

        "(3) Performance Measures.    For any Award that is intended to qualify as Performance-Based Compensation, the Committee shall specify that the degree of granting, vesting and/or payout shall be subject to the achievement of one or more objective performance measures established by the Committee, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following: net income, revenue or earnings each before or after, or otherwise adjusted for, discontinued operations, cost of operations, general and administrative costs, working capital, property plant and equipment, goodwill and intangible assets, interest, taxes, depreciation and/or amortization; operating profit before or after discontinued operations and/or taxes; sales or sales growth; earnings growth; cash flow or cash position; gross margins; stock price; market share; return on sales, assets, equity or investment, with or without adjustment for working capital; improvement of financial ratings; achievement of balance sheet or income statement objectives; or total shareholder return. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Committee may specify that such performance measures shall be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs. Such performance measures: (i) may vary by Participant and may be different for different Awards; (ii) may be particular to a Participant or the department, division, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Committee; and (iii) shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). Awards that are not intended to qualify as Performance-Based Compensation may be based on these or such other performance measures as the Board may determine."

        4.     Section 12(f) of the Corporation's 2006 Stock Incentive Plan is hereby amended and restated in its entirety to read as follows:

        "(f) Compliance with Section 409A of the Code.    Except as provided in individual Award agreements initially or by amendment, if and to the extent any portion of any payment, compensation or other benefit provided to a Participant in connection with his or her employment termination is determined to constitute "nonqualified deferred compensation" within the meaning of Section 409A of the Code and the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, as determined by the Company in accordance with its procedures, by which determination the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of "separation from service" (as determined under Code Section 409A) (the "New Payment Date"), except as Code Section 409A may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.

        The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Code Section 409A but do not to satisfy the conditions of that section."

Description of the 2006 Plan, as amended

Types of Awards

        The 2006 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-unit awards as described below (collectively, "Awards").

         Incentive Stock Options and Non-statutory Stock Options.    Optionees receive the right to purchase a specified number of shares of Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Except in the case of substitute options granted in connection with certain mergers, consolidations or acquisitions, options must be granted at an exercise price equal to or greater than the fair market value of the Common Stock on the date of grant. Under present law, however, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than 100% of the fair market value of the Common Stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the Company). Options may not be granted for a term in excess of ten years. The 2006 Plan permits the following forms of payment of the exercise price of options: (i) payment by cash, check or in connection with a "cashless exercise" through a broker, (ii) subject to certain conditions, surrender to the Company of shares of Common Stock, (iii) subject to certain conditions, delivery to the Company of a promissory note, (iv) any other lawful means, or (v) any combination of these forms of payment.

        The 2006 Plan provides that each director of the Company who is not an employee of the Company or of any subsidiary of the Company will receive an automatic grant of a Non-statutory Stock Option to purchase 7,500 shares of Common Stock upon his or her commencement of service on the Board of Directors, vesting in three equal installments beginning on the first anniversary of the date of grant. An additional option to purchase 7,500 shares of Common Stock is granted to each incumbent non-employee director on the date of each Annual Meeting of stockholders, vesting in three equal annual installments beginning on the first anniversary of the date of grant. The exercise price of such automatic grants to non employee directors under the 2006 Plan is equal to the closing sale price of the Common Stock on the trading date immediately prior to the date of grant. Commencing with the Annual Meeting, the Board will grant restricted stock in lieu of the stock options described above. The annual grant of restricted stock will have a value on the date of grant of $50,000 and will vest over a period of three years, commencing on the first anniversary of the date of grant.

         Stock Appreciation Rights.    A Stock Appreciation Right, or SAR, is an award entitling the holder, upon exercise, to receive an amount in Common Stock or cash or a combination thereof determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock. SARs may be granted independently or in tandem with an option.

         Restricted Stock Awards.    Restricted Stock Awards entitle recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award.

         Restricted Stock Unit Awards.    Restricted Stock Unit Awards entitle the recipient to receive shares of Common Stock to be delivered at the time such shares vest pursuant to the terms and conditions established by the Board of Directors.

         Other Stock-Unit Awards.    Under the 2006 Plan, the Board of Directors has the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board of Directors may determine, including the grant of shares based upon certain conditions, the grant of Awards that are valued in whole or in part by reference to, or otherwise based on, shares of Common Stock, and the grant of Awards entitling recipients to receive shares of Common Stock to be delivered in the future and awards providing cash bonuses based on the achievement of performance goals.

         Limitation on Repricing.    Unless such action is approved by the Company's stockholders: (i) no outstanding option granted under the 2006 Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding option (other than adjustments related to stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization), and (ii) the Board of Directors may not cancel any outstanding option (whether or not granted under the 2006 Plan) and grant in substitution therefor new Awards under the 2006 Plan covering the same or a different number of shares of Class A Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option.

         Performance Conditions.    The Compensation Committee may determine, at the time of grant, that a Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Unit Award granted to an officer will vest solely upon the achievement of specified performance criteria designed to qualify for deduction under Section 162(m) of the Code. The performance criteria for each such Award will be based on one or more of the following measures: net income, revenue or earnings each before or after, or otherwise adjusted for, discontinued operations, cost of operations, general and administrative costs, working capital, property plant and equipment, goodwill and intangible assets, interest, taxes, depreciation and/or amortization; operating profit before or after discontinued operations and/or taxes; sales or sales growth; earnings growth; cash flow or cash position; gross margins; stock price; market share; return on sales, assets, equity or investment, with or without adjustment for working capital; improvement of financial ratings; achievement of balance sheet or income statement objectives; or total shareholder return. These performance measures may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance measures may be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs. Such performance goals: (i) may vary by Participant and may be different for different Awards; (ii) may be particular to a Participant or the department, division, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Compensation Committee; and (iii) will be set by the Compensation Committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m).

        The Company believes that disclosure of any further details concerning the performance measures for any particular year may be confidential commercial or business information, the disclosure of which would adversely affect the Company.

Transferability of Awards

        Except as the Board of Directors may otherwise determine or provide in an Award, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the Participant, Awards are exercisable only by the Participant.

Eligibility to Receive Awards

        Employees, officers, directors, consultants and advisors of the Company are eligible to be granted Awards under the 2006 Plan. Under present law, however, incentive stock options may only be granted to employees of the Company.

        The maximum number of shares with respect to which Awards may be granted to any participant under the 2006 Plan may not exceed 200,000 shares per fiscal year. For purposes of this limit, the combination of an Option in tandem with SAR is treated as a single award.

Plan Benefits

        As of April 30, 2008, approximately 2,720 persons were eligible to receive Awards under the 2006 Plan, including the Company's twelve directors and executive officers, of which seven are non-employee directors. The granting of Awards under the 2006 Plan is discretionary, and the Company cannot now determine the number or type of Awards to be granted in the future to any particular person or group, except that under the 2006 Plan the Company's non-employee directors will receive an annual grant of restricted stock having a value on the date of grant of $50,000 and vesting over a period of three years, commencing on the first anniversary of the date of grant. It is not possible to determine other specific amounts that may be awarded under the 2006 Plan.

Administration

        The Board of Directors administers the 2006 Plan. The Board of Directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2006 Plan and to interpret the provisions of the 2006 Plan. Pursuant to the terms of the 2006 Plan, the Board of Directors may delegate authority under the 2006 Plan to one or more committees or subcommittees of the Board of Directors. The Board of Directors has authorized the Compensation Committee to administer certain aspects of the 2006 Plan, including the granting of options to executive officers, and has authorized the Stock Plan Subcommittee committee of the Board of Directors, consisting of Messrs. McManus and Peters to grant options, subject to limitations set by the Compensation Committee, to executive officers.

        Subject to any applicable limitations contained in the 2006 Plan, the Board of Directors, the Compensation Committee, the Stock Plan Subcommittee of the Compensation Committee, or any other committee to whom the Board of Directors delegates authority, as the case may be, selects the recipients of Awards and determines (i) the number of shares of Common Stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options (which may not be less than 100% of the fair market value of the Common Stock), (iii) the duration of options (which may not exceed 10 years), and (iv) the number of shares of Common Stock subject to any SAR, restricted stock award, restricted stock unit award or other stock-unit Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price.

        The Board of Directors is required to make appropriate adjustments in connection with the 2006 Plan and any outstanding Awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The 2006 Plan also contains provisions addressing the consequences of any Reorganization Event, which is defined as (i) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled or (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction or (c) any liquidation or dissolution of the Company. In connection with a Reorganization Event, the Board of Directors or the Compensation Committee will take any one or more of the following actions as to all or any outstanding Awards on such terms as the Board or the Committee determines: (i) provide that Awards will be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice, provide that all unexercised Options or other unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised within a specified period following the date of such notice, (iii) provide that outstanding Awards will become realizable or deliverable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Class A Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the "Acquisition Price"), make or provide for a cash payment to Participant equal to the excess, if any of (A) the Acquisition Price times the number of shares of Class A Common Stock subject to the Participant's Options or other Awards (to the extent the exercise price does not exceed the Acquisition Price) over (B) the aggregate exercise price of all such outstanding Options or other Awards, in exchange for the termination of such Options or other Awards and any applicable tax withholdings, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards will convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof) and (vi) any combination of the foregoing.

        The Board of Directors may at any time provide that any Award will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

        If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of Common Stock covered by such Award will again be available for grant under the 2006 Plan, subject, however, in the case of incentive stock options, to any limitations under the Code.

  Substitute Awards

        In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the 2006 Plan. Substitute Awards will not count against the 2006 Plan's overall share limit, except as may be required by the Code.

  Provisions for Foreign Participants

        The Board of Directors or the Compensation Committee may modify Awards or Options granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the 2006 Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

Amendment or Termination

        No Award may be made under the 2006 Plan after October 10, 2016 but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the 2006 Plan; provided that, to the extent determined by the Board, no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement will become effective until such stockholder approval is obtained. No Award will be made that is conditioned upon stockholder approval of any amendment to the Plan.

Federal Income Tax Consequences

        The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 2006 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all Awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. The plan provides that no Award will provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A. Changes to these laws could alter the tax consequences described below.

 Incentive Stock Options

        A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the Company or its corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under "Non-statutory Stock Options." The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

        A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Non-statutory Stock Options

        A participant will not have income upon the grant of a non-statutory stock option. A participant will have compensation income upon the exercise of a non-statutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights

        A participant will not have income upon the grant of a stock appreciation right. A participant generally will recognize compensation income upon the exercise of an SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards

        A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year after vesting and otherwise will be short-term.

 Restricted Stock Units

        A participant will not have income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the restricted stock unit vests, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year after vesting and otherwise will be short-term.

Other Stock-Unit Awards

        The tax consequences associated with any other stock-unit Award granted under the 2006 Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant's holding period and tax basis for the Award or underlying Common Stock.

Tax Consequences to the Company

        There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

        The Board believes that the amendment to the 2006 Plan is in the best interests of the Company and of its stockholders and therefore recommends that the Company's stockholders vote "FOR" approval of the amendment to the 2006 Plan.

PROPOSAL 3—RATIFICATION OF THE
SELECTION OF REGISTERED PUBLIC ACCOUNTING FIRM

        On September 11, 2006 the Audit Committee of the Board of Directors dismissed PricewaterhouseCoopers LLP ("PwC") as the Company's independent registered public accounting firm. Also on September 11, 2006 the Audit Committee of the Board of Directors appointed Vitale, Caturano & Company, Ltd. ("Vitale, Caturano") as the Company's independent registered public accounting firm for the remainder of the 2007 fiscal year. At the 2006 and 2007 Annual Meetings, the selection of Vitale, Caturano was ratified by the stockholders. The Company's stockholders are being asked to ratify the appointment of Vitale, Caturano for the fiscal year ended April 30, 2009.

        PwC served as the Company's independent registered public accounting firm for the fiscal years ended April 30, 2005 and 2006 and the interim period ended July 31, 2006. PwC's report on the Company's financial statements for the fiscal years ended April 30, 2005 and 2006 did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles. During the fiscal years ended April 30, 2005 and 2006, and the subsequent interim period, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

        During the fiscal years ended April 30, 2005 and 2006, and the subsequent interim period, there were no "reportable events" with respect to the Company as such term is defined in Item 304(a)(1)(v) of Regulation S-K.

        During the fiscal years ended April 30, 2005 and 2006, and the subsequent interim period, the Company did not consult with Vitale, Caturano with respect to the Company regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K. Vitale, Caturano audited the results of the Company's subsidiary Maine Energy Recovery Company, Limited Partnership for the years ended December 31, 2005 and 2006 and the Company's 401(k) plan for the years ended December 31, 2004 and 2005.

        The Company provided PwC with a copy of the disclosures contained herein and PwC furnished the Company with a letter addressed to the SEC stating that it agreed with the preceding statements.

        A representative of Vitale, Caturano is expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement if he or she so desires. No representatives of PwC are expected to be at the Annual Meeting.

        The Board of Directors believes that the selection of Vitale, Caturano & Company, Ltd. as the Company's independent registered public accounting firm is in the best interests of the Company and of its stockholders and therefore recommends that the Company's stockholders vote "FOR" this proposal.

 STOCKHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING

        Any proposal that a stockholder intends to present at the 2009 Annual Meeting of stockholders must be submitted to the attention of the corporate secretary of the Company at its offices, 25 Greens Hill Lane, Rutland, Vermont 05701 no later than April 29, 2009 in order to be considered for inclusion in the proxy statement relating to that Annual Meeting.

        If a stockholder wishes to present a proposal before the Annual Meeting in 2009 but has not complied with the requirements for inclusion of the proposal in our proxy materials pursuant to Rule 14a-8 under the Exchange Act, the stockholder must give notice of the proposal to our corporate secretary at our principal offices. The required notice must be made in writing and delivered or mailed by first class United States mail, postage prepaid, to our corporate secretary at our principal offices, and received not later than July 28, 2009. If a stockholder who wished to present a proposal before the Annual Meeting fails to notify the Company by the required date, the proxies that the Board of Directors solicits for the Annual Meeting will confer discretionary authority on the person named in the proxy to vote on the stockholder's proposal if it is properly brought before that meeting. If a stockholder makes timely notification, the proxies may still confer discretionary authority to the person named in the proxy under circumstances consistent with the SEC's proxy rules.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of the Company's proxy statement or annual report may have been sent to multiple stockholders in your household. The Company will promptly deliver a separate copy of either document to you if you call or write the Company at the following address or phone number: Ned Coletta, Director Investor Relations, Casella Waste Systems, Inc., 25 Greens Hill Lane, Rutland, Vermont 05701, (802) 775-0325. If you would like to receive separate copies of the annual report and proxy statement in the future or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holders, or you may contact the Company at the above address and phone number.

        The Company's Annual Report on Form 10-K is available at www.casella.com under the section entitled "Investors-Financial Information." Stockholders may request a copy of our Annual Report free of charge by contacting:

Director Investor Relations
Casella Waste Systems, Inc.
25 Greens Hill Lane
Rutland, VT 05701
Phone: 802-775-0325
E-mail: ned.coletta@casella.com

        Copies of the exhibits listed on the exhibit index to the Annual Report may be obtained upon payment of the Company's reasonable expense in furnishing a requested exhibit.

 OTHER MATTERS

        The Board of Directors knows of no other business which will be presented for consideration at the Annual Meeting other than that described above. However, if any other business should come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

        The Company will bear the costs of soliciting proxies. In addition to solicitations by mail, the Company's directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, telegraph, facsimile and personal interviews. The Company will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the proxies. The Company will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution.

        The Company urges you to attend the Annual Meeting in person. However, in order to make sure that you are represented at the Annual Meeting, we also urge you to complete, sign and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. Stockholders who attend the meeting may vote their stock personally even though they have sent in their proxies.

By order of the Board of Directors,

August 28, 2008 Rutland, Vermont	John W. Casella Chairman and Chief Executive Officer

CASELLA WASTE SYSTEMS, INC.

2006 STOCK INCENTIVE PLAN, AS AMENDED

1.
Purpose

        The purpose of this 2006 Stock Incentive Plan (the "Plan") of Casella Waste Systems, Inc., a Delaware corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to align their interests with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any of the Company's present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code") and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the "Board").

2.
Eligibility

        All of the Company's employees, officers, directors, consultants and advisors are eligible to receive options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards (each, an "Award") under the Plan. Each person who receives an Award under the Plan is deemed a "Participant".

3.
Administration and Delegation

        (a)   Administration by Board of Directors.    The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

        (b)   Appointment of Committees.    To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). All references in the Plan to the "Board" shall mean the Board or a Committee of the Board to the extent that the Board's powers or authority under the Plan have been delegated to such Committee. During such time as the Class A Common Stock, $0.01 par value per share, of the Company (the "Common Stock") is registered under the Securities Exchange Act of 1934 (the "Exchange Act"), the Board shall appoint one such Committee of not less than two members, each member of which shall be an "outside director" within the meaning of Section 162(m) of the Code and a "non-employee director" as defined in Rule 16b-3 promulgated under the Exchange Act. Grants of Awards intended to comply with Section 162(m) shall be made only by such Committee.

        (c)   Delegation to Officers.    To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Awards to employees or officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of the Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Awards that the officers may grant; provided further, however, that no officer shall be authorized to

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grant Awards to any "executive officer" of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or to any "officer" of the Company (as defined by Rule 16a-1 under the Exchange Act).

4.
Stock Available for Awards

        (a)   Number of Shares.    Subject to adjustment under Section 10, Awards may be made under the Plan for up to such number of shares of Common Stock as is equal to the sum of: (i) 1,275,000 shares of Common Stock (of which 275,000 shares are reserved for issuance to non-employee directors pursuant to Section 6 below), plus (ii) such additional number of shares of Common Stock as is equal to the aggregate number of shares subject to Awards granted under the Company's 1993 Incentive Stock Option Plan, 1994 Nonstatutory Stock Option Plan, 1996 Stock Option Plan, and 1997 Stock Inventive Plan which are not actually issued because such awards expire or otherwise result in shares not being issued. For purposes of counting the number of shares available for the grant of Awards under the Plan, (i) shares of Common Stock covered by independent SARs shall be counted against the number of shares available for the grant of Awards under the Plan; provided, however, that independent SARs that may be settled in cash only shall not be so counted; (ii) if any Award (A) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (B) results in any Common Stock not being issued (including as a result of an independent SAR that was settleable either in cash or in stock actually being settled in cash), the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan; provided, however, in the case of Incentive Stock Options (as hereinafter defined), the foregoing shall be subject to any limitations under the Code; and (iii) shares of Common Stock tendered to the Company by a Participant to (A) purchase shares of Common Stock upon the exercise of an Award or (B) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

        (b)   Sub-limits.    Subject to adjustment under Section 10, the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 200,000 per fiscal year. For purposes of the foregoing limit, the combination of an Option in tandem with a SAR (as each is hereafter defined) shall be treated as a single Award. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder ("Section 162(m)").

        (c)   Substitute Awards.    In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a), except as may be required by reason of Section 422 and related provisions of the Code.

5.
Stock Options

        (a)   General.    The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option that is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Nonstatutory Stock Option."

2

        (b)   Incentive Stock Options.    An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of the Company, any of the Company's present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or for any action taken by the Board, including without limitation the conversion of an Incentive Stock Option to a Nonstatutory Stock Option.

        (c)   Exercise Price.    The Board shall establish the exercise price of each Option and specify such exercise price in the applicable option agreement; provided, however, that the exercise price shall be not less than 100% of the Fair Market Value (as defined below) on the date the Option is granted.

        (d)   Duration of Options.    Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement, provided, however, that no Option will be granted for a term in excess of 10 years.

        (e)   No Reload Rights.    No Option granted under the Plan shall contain any provision entitling the optionee to the automatic grant of additional Options in connection with any exercise of the original Option.

        (f)    Exercise of Option.    Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board, together with payment in full as specified in Section 5(g) for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company following exercise either as soon as practicable or, subject to such conditions as the Board shall specify, on a deferred basis (with the Company's obligation to be evidenced by an instrument providing for future delivery of the deferred shares at the time or times specified by the Board).

        (g)   Payment Upon Exercise.    Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

          (1)   in cash or by check, payable to the order of the Company;

          (2)   except as may otherwise be provided in the applicable option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

          (3)   to the extent provided for in the applicable option agreement or approved by the Board, in its sole discretion, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board ("Fair Market Value"), provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

          (4)   to the extent permitted by applicable law and provided for in the applicable option agreement or approved by the Board, in its sole discretion, by (i) delivery of a promissory note of

3

  the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

          (5)   by any combination of the above permitted forms of payment.

        (h)   Limitation on Repricing.    Unless such action is approved by the Company's stockholders: (i) no outstanding Option granted under the Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option (other than adjustments pursuant to Section 10) and (ii) the Board may not cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option.

6.
Director Options.

        (a)   Initial Grant.    Upon the commencement of service on the Board by any individual who is not then an employee of the Company or any subsidiary of the Company, the Company shall grant to such person a Nonstatutory Stock Option to purchase 7,500 shares of Common Stock (subject to adjustment under Section 10).

        (b)   Annual Grant.    On the date of each annual meeting of stockholders of the Company, the Company shall grant to each member of the Board of Directors of the Company who is both serving as a director of the Company immediately prior to and immediately following such annual meeting and who is not then an employee of the Company or any of its subsidiaries, a Nonstatutory Stock Option to purchase 7,500 shares of Common Stock (subject to adjustment under Section 10); provided, however, that a director shall not be eligible to receive an option grant under this Section 6(b) until such director has served on the Board for at least twelve months.

        (c)   Terms of Director Options.    Options granted under this Section 6 shall (i) have an exercise price equal to the closing sale price (for the primary trading session) of the Common Stock on The Nasdaq Stock Market or the national securities exchange on which the Common Stock is then traded on the trading date immediately prior to the date of grant (and if the Common Stock is not then traded on The Nasdaq Stock Market or a national securities exchange, the Fair Market Value of the Common Stock on such date), (ii) vest in three equal annual installments beginning on the first anniversary of the date of grant provided that the individual has continued to serve on the Board until at least the Annual Meeting of Stockholders immediately preceding such vesting date provided that no additional vesting shall take place after the Participant ceases to serve as a director and further provided that the Board may provide for accelerated vesting in the case of death, disability, attainment of mandatory retirement age or retirement following at least 10 years of service, (iii) expire on the earlier of 10 years from the date of grant or 90 days following cessation of service on the Board and (iv) contain such other terms and conditions as the Board shall determine.

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7.
Stock Appreciation Rights.

        (a)   General.    The Board may grant Awards consisting of a Stock Appreciation Right ("SAR") entitling the holder, upon exercise, to receive an amount in Common Stock or cash or a combination thereof (such form to be determined by the Board) determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock. The date as of which such appreciation or other measure is determined shall be the exercise date.

        (b)   Grants.    Stock Appreciation Rights may be granted in tandem with, or independently of, Options granted under the Plan.

          (1)   Tandem Awards.    When Stock Appreciation Rights are expressly granted in tandem with Options, (i) the Stock Appreciation Right will be exercisable only at such time or times, and to the extent, that the related Option is exercisable (except to the extent designated by the Board in connection with a Reorganization Event) and will be exercisable in accordance with the procedure required for exercise of the related Option; (ii) the Stock Appreciation Right will terminate and no longer be exercisable upon the termination or exercise of the related Option, except to the extent designated by the Board in connection with a Reorganization Event and except that a Stock Appreciation Right granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the Stock Appreciation Right; (iii) the Option will terminate and no longer be exercisable upon the exercise of the related Stock Appreciation Right; and (iv) the Stock Appreciation Right will be transferable only with the related Option.

          (2)   Independent SARs.    A Stock Appreciation Right not expressly granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Board may specify in the SAR Award.

        (c)   Grant Price.    The grant price or exercise price of an SAR shall not be less than 100% of the Fair Market Value per share of Common Stock on the date of grant of the SAR.

        (d)   Term.    The term of an SAR shall not be more than 10 years from the date of grant.

        (e)   Exercise.    Stock Appreciation Rights may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board, together with any other documents required by the Board.

8.
Restricted Stock; Restricted Stock Units.

        (a)   General.    The Board may grant Awards entitling recipients to acquire shares of Common Stock ("Restricted Stock"), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. Instead of granting Awards for Restricted Stock, the Board may grant Awards entitling the recipient to receive shares of Common Stock to be delivered at the time such shares of Common Stock vest ("Restricted Stock Units") (Restricted Stock and Restricted Stock Units are each referred to herein as a "Restricted Stock Award").

        (b)   Limitations on Vesting.

          (1)   Restricted Stock Awards that vest based on the passage of time alone shall be zero percent vested prior to the first anniversary of the date of grant, no more than 33 1/3% vested prior to the second anniversary of the date of grant, and no more than 66 2/3% vested prior to the third anniversary of the date of grant. Restricted Stock Awards that vest upon the passage of time and

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  provide for accelerated vesting based on performance shall not vest prior to the first anniversary of the date of grant. This subsection (8)(b)(1) shall not apply to Awards granted pursuant to Section 11(i).

          (2)   Notwithstanding any other provision of this Plan, the Board may, in its discretion, either at the time a Restricted Stock Award is made or at any time thereafter, waive its right to repurchase shares of Common Stock (or waive the forfeiture thereof) or remove or modify any part or all of the restrictions applicable to the Restricted Stock Award, provided that the Board may only exercise such rights in extraordinary circumstances which shall include, without limitation, death or disability of the Participant; estate planning needs of the Participant; a merger, consolidation, sale, reorganization, recapitalization, or change in control of the Company; or any other nonrecurring significant event affecting the Company, a Participant or the Plan.

        (c)   Terms and Conditions for all Restricted Stock Awards.    The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.

        (d)   Additional Provisions Relating to Restricted Stock.

          (1)   Dividends.    Participants holding shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such shares, unless otherwise provided by the Board. If any dividends or distributions are paid in shares, or consist of a dividend or distribution to holders of Common Stock other than an ordinary cash dividend, the shares, cash or other property will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid. Each dividend payment will be made no later than the end of the fiscal year in which the dividends are paid to shareholders of that class of stock or, if later, the 15th day of the third month following the date the dividends are paid to shareholders of that class of stock.

          (2)   Stock Certificates.    The Company may require that any stock certificates issued in respect of shares of Restricted Stock shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, "Designated Beneficiary" shall mean the Participant's estate.

        (e)   Additional Provisions Relating to Restricted Stock Units.

          (1)   Settlement.    Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each Restricted Stock Unit, the Participant shall be entitled to receive from the Company one share of Common Stock or an amount of cash equal to the Fair Market Value of one share of Common Stock, as provided in the applicable Award agreement. The Board may, in its discretion, provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the Participant.

          (2)   Voting Rights.    A Participant shall have no voting rights with respect to any Restricted Stock Units.

          (3)   Dividend Equivalents.    To the extent provided by the Board, in its sole discretion, a grant of Restricted Stock Units may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock ("Dividend Equivalents"). Dividend Equivalents may be paid currently or

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  credited to an account for the Participants, may be settled in cash and/or shares of Common Stock and may be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units with respect to which paid, as determined by the Board in its sole discretion, subject in each case to such terms and conditions as the Board shall establish, in each case to be set forth in the applicable Award agreement.

9.
Other Stock Unit Awards.

        Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants ("Other Stock Unit Awards"), including without limitation Awards entitling recipients to receive shares of Common Stock to be delivered in the future and Awards providing cash bonuses based solely on achievement of the performance goals set forth in Section 11(i). Such Other Stock Unit Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock Unit Awards may be paid in shares of Common Stock or cash, as the Board shall determine. Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock Unit Award, including any purchase price applicable thereto.

10.
Adjustments for Changes in Common Stock and Certain Other Events.

        (a)   Changes in Capitalization.    In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the sub-limits set forth in Section 4(b), (iii) the number and class of securities and exercise price per share of each outstanding Option and each Option issuable under Section 6, (iv) the share- and per-share provisions and the exercise price of each Stock Appreciation Right, (v) the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Stock Award and (vi) the share- and per-share-related provisions and the purchase price, if any, of each outstanding Other Stock Unit Award, shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

        (b)   Reorganization Events.

          (1)   Definition.    A "Reorganization Event" shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction or (c) any liquidation or dissolution of the Company.

          (2)   Consequences of a Reorganization Event on Awards Other than Restricted Stock Awards.    In connection with a Reorganization Event, the Board shall take any one or more of the following actions as to all or any outstanding Awards other than Restricted Stock Awards on such terms as the Board determines: (i) provide that Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof),

7

  (ii) upon written notice to a Participant, provide that the Participant's unexercised Options or other unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the "Acquisition Price"), make or provide for a cash payment to a Participant equal to the excess, if any, of (A) the Acquisition Price times the number of shares of Common Stock subject to the Participant's Options or other Awards (to the extent the exercise price does not exceed the Acquisition Price) over (B) the aggregate exercise price of all such outstanding Options or other Awards, in exchange for the termination of such Options or other Awards and any applicable tax withholdings, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof) and (vi) any combination of the foregoing.

        For purposes of clause (i) above, an Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in value (as determined by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

          (3)   Consequences of a Reorganization Event on Restricted Stock Awards.    Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company's successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock Awards then outstanding shall automatically be deemed terminated or satisfied.

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11.
General Provisions Applicable to Awards

        (a)   Transferability of Awards.    Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if, with respect to such proposed transferee, the Company would be eligible to use a Form S-8 for the registration of the sale of the Common Stock subject to such Award under the Securities Act of 1933, as amended; provided, further, that the Company shall not be required to recognize any such transfer until such time as the Participant and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

        (b)   Documentation.    Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

        (c)   Board Discretion.    Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

        (d)   Termination of Status.    The Board shall determine the effect on an Award of the disability, death, termination of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant's legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

        (e)   Withholding.    The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise or release from forfeiture of an Award or, if the Company so requires, at the same time as is payment of the exercise price unless the Company determines otherwise. If provided for in an Award or approved by the Board in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company's minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares surrendered to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

        (f)    Amendment of Award.    Except as otherwise provided in Section 5(h), the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an

9

Incentive Stock Option to a Nonstatutory Stock Option, provided either (i) that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant or (ii) that the change is permitted under Section 10 hereof.

        (g)   Conditions on Delivery of Stock.    The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

        (h)   Acceleration.    The Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

        (i)    Performance Awards.

          (1)   Grants.    Restricted Stock Awards and Other Stock Unit Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 11(i) ("Performance Awards"). With respect to Other Stock Unit Awards providing a cash bonus, the maximum amount of such cash bonus paid to any Participant in any fiscal year shall not exceed $2,000,000.

          (2)   Committee.    Grants of Performance Awards to any Covered Employee intended to qualify as "performance-based compensation" under Section 162(m) ("Performance-Based Compensation") shall be made only by a Committee (or subcommittee of a Committee) comprised solely of two or more directors eligible to serve on a committee making Awards qualifying as "performance-based compensation" under Section 162(m). In the case of such Awards granted to Covered Employees, references to the Board or to a Committee shall be deemed to be references to such Committee or subcommittee. "Covered Employee" shall mean any person who is a "covered employee" under Section 162(m)(3) of the Code.

          (3)   Performance Measures.    For any Award that is intended to qualify as Performance-Based Compensation, the Committee shall specify that the degree of granting, vesting and/or payout shall be subject to the achievement of one or more objective performance measures established by the Committee, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following: net income, revenue or earnings each before or after, or otherwise adjusted for, discontinued operations, cost of operations, general and administrative costs, working capital, property plant and equipment, goodwill and intangible assets, interest, taxes, depreciation and/or amortization; operating profit before or after discontinued operations and/or taxes; sales or sales growth; earnings growth; cash flow or cash position; gross margins; stock price; market share; return on sales, assets, equity or investment, with or without adjustment for working capital; improvement of financial ratings; achievement of balance sheet or income statement objectives; or total shareholder return. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Committee may specify that such performance measures shall be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs. Such performance

10

  measures: (i) may vary by Participant and may be different for different Awards; (ii) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Committee; and (iii) shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). Awards that are not intended to qualify as Performance-Based Compensation may be based on these or such other performance measures as the Board may determine.

          (4)   Adjustments.    Notwithstanding any provision of the Plan, with respect to any Performance Award that is intended to qualify as Performance-Based Compensation, the Committee may adjust downwards, but not upwards, the cash or number of Shares payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance measures except in the case of the death or disability of the Participant.

          (5)   Other.    The Committee shall have the power to impose such other restrictions on Performance Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for Performance-Based Compensation.

12.
Miscellaneous

        (a)   No Right To Employment or Other Status.    No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

        (b)   No Rights As Stockholder.    Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

        (c)   Effective Date and Term of Plan.    The Plan shall become effective on the date the Plan is approved by the Company's stockholders (the "Effective Date"). No Awards shall be granted under the Plan after the completion of 10 years from the Effective Date, but Awards previously granted may extend beyond that date.

        (d)   Amendment of Plan.    The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company's stockholders if required by Section 162(m) (including the vote required under Section 162(m)); (ii) no amendment that would require stockholder approval under the rules of the NASDAQ Stock Market ("NASDAQ") may be made effective unless and until such amendment shall have been approved by the Company's stockholders; and (iii) if the NASDAQ amends its corporate governance rules so that such rules no longer require stockholder approval of material amendments to equity compensation plans, then, from and after the effective date of such amendment to the NASDAQ rules, no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Section 10), (B) expanding the types of Awards that may be granted under the Plan, or (C) materially expanding the class of participants eligible to participate in the Plan shall be effective unless stockholder approval is obtained. In addition, if at any time the approval of the Company's stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan.

11

        (e)   Provisions for Foreign Participants.    The Board may modify Awards or Options granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

        (f)    Compliance with Section 409A of the Code.    Except as provided in individual Award agreements initially or by amendment, if and to the extent any portion of any payment, compensation or other benefit provided to a Participant in connection with his or her employment termination is determined to constitute "nonqualified deferred compensation" within the meaning of Section 409A of the Code and the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, as determined by the Company in accordance with its procedures, by which determination the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of "separation from service" (as determined under Code Section 409A) (the "New Payment Date"), except as Code Section 409A may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.

        The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Code Section 409A but do not to satisfy the conditions of that section."

        (g)   Governing Law.    The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

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PROXY	CASELLA WASTE SYSTEMS, INC. ANNUAL MEETING OF STOCKHOLDERS TUESDAY, OCTOBER 14, 2008	PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

        The undersigned, having received notice of the Annual Meeting of stockholders and the proxy statement therefor and revoking all prior proxies, hereby appoints John W. Casella and Paul A. Larkin (each with full power of substitution), as proxies of the undersigned, to attend the Annual Meeting of stockholders of Casella Waste Systems, Inc. to be held on Tuesday, October 14, 2008, and any adjourned or postponed session thereof, and there to vote and act, as indicated, upon the matters on the reverse side in respect of all shares of Class A common stock and Class B common stock of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present.

        Attendance of the undersigned at the Annual Meeting of stockholders or at any adjourned or postponed session thereof will not be deemed to revoke this proxy unless the undersigned affirmatively indicates thereat the intention of the undersigned to vote said shares of common stock in person. If the undersigned hold(s) any such shares in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

        PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.

        Please sign name(s) exactly as appearing hereon. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name, by authorized person.

Has your address changed?	Do you have any comments?

☒ PLEASE MARK
VOTES AS IN
THIS EXAMPLE

        THE SHARES OF COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY PROPOSAL SPECIFIED HEREIN, THIS PROXY WILL BE VOTED FOR THE PROPOSAL. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THE PERSONS NAMED IN THIS PROXY WILL VOTE THE SHARES REPRESENTED BY THIS PROXY IN THEIR DISCRETION.

1.	To elect the following persons as Class II directors for the next three years:
	(01)	James W. Bohlig
	(02)	Gregory B. Peters
	(03)	Joseph G. Doody
To elect the following person as a Class I director for the next two years:
	(04)	Michael K. Burke

For All Nominees ☐	Withhold ☐

For All Except	☐

For all nominees except as noted above.

2.	To approve the amendment to the Company's 2006 Stock Incentive Plan.	For ☐	Against ☐	Abstain ☐
3.	To ratify the selection of Vitale, Caturano & Company as the Company's independent registered public accounting firm for the current fiscal year.	☐	☐	☐
Mark box at right if an address change or comment has been noted on the reverse side of this card. ☐

PLEASE BE SURE TO SIGN AND DATE THIS PROXY BELOW.

Signature:	Date: